UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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TOREADOR RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

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Toreador Resources Corporation
Notice of 2007
Annual Meeting
of Stockholders
and Proxy Statement
Please Complete, Sign, Date
And Return Your Proxy Promptly

Thursday, June 14, 2007
10:00 a.m.
Haynes and Boone, LLP 901 Main Street, 29th Floor Dallas, Texas

Toreador Resources Corporation 4809 Cole Avenue, Suite 108, Dallas, Texas 75205 (214) 559-3933 (telephone), (214) 559-3945 (facsimile)
April 27, 2007
Dear Toreador Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Toreador Resources Corporation. The meeting will be held at 10:00 a.m. on Thursday, June 14, 2007, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person.
     • You will find enclosed a Notice of Annual Meeting of Stockholders that identifies the proposals for your action.
     • At the meeting we will present a report on Toreador’s 2006 business results and on other matters of current interest to you.
     • You will find enclosed the 2006 Annual Report.
     Your vote is very important. The Board of Directors appreciates and encourages stockholder participation in Toreador’s affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.
     On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

John Mark McLaughlin Chairman of the Board of Directors

TOREADOR RESOURCES CORPORATION
4809 Cole Avenue, Suite 108
Dallas, Texas 75205
(214) 559-3933
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 14, 2007
To Our Stockholders:
     The Annual Meeting of Stockholders of Toreador Resources Corporation, a Delaware corporation will be held on Thursday, June 14, 2007, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas, for the following purposes:
•	To elect members of the Board of Directors, whose terms are described in the proxy statement;

•	To ratify the selection by the Company’s Audit Committee of Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2007;

•	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.
     The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.
     Only stockholders of record of common stock at the close of business on April 17, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
     A record of Toreador’s activities is contained in the enclosed 2006 Annual Report to Stockholders.
Dated: April 27, 2007

Sincerely,

John Mark McLaughlin Chairman of the Board of Directors
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL HELP TO ENSURE A QUORUM AND SAVE TOREADOR THE EXPENSE OF FURTHER SOLICITATION.

TOREADOR RESOURCES CORPORATION

TOREADOR RESOURCES CORPORATION
4809 Cole Avenue, Suite 108
Dallas, Texas 75205
(214) 559-3933
PROXY STATEMENT
For Annual Meeting of Stockholders To Be Held on Thursday, June 14, 2007
GENERAL
     Your proxy is being solicited by the Board of Directors of Toreador Resources Corporation for use at the Annual Meeting of Stockholders of Toreador. The Annual Meeting will be held on Thursday, June 14, 2007, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. This proxy statement and form of proxy are being sent to you on or about May 11, 2007.
     Toreador will bear the cost of soliciting proxies. We have retained Georgeson Shareholder Services, a proxy solicitation firm, to distribute broker search cards and to distribute this proxy statement, the attached form of proxy card and the 2006 Annual Report, for a fee of less than $10,000, plus certain out-of-pocket expenses. In addition, we have retained Georgeson Shareholder Services to solicit proxies for an estimated fee of approximately $5,000, plus certain out-of-pocket expenses. Additionally, we may use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts). We may also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.
Proxies
     Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the Annual Meeting in accordance with your directions. To be valid and counted at the Annual Meeting, you must properly sign, date and return the proxy card to us. If you do not provide any direction as to how to vote your shares, shares will be voted:
•	FOR the election of the ten nominees for directors named in the proxy card; and

•	FOR ratification of the selection by our Audit Committee of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2007.
     Although the Board of Directors knows of no other business to come before the Annual Meeting, the persons named in the proxy card intend to vote on any such new matters in accordance with their best judgment. Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the vote present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.
     You may revoke your proxy at anytime before it has been voted at the Annual Meeting by giving written notice of such revocation to the Secretary of Toreador, by filing with us a proxy card having a later date or by voting in person at the Annual Meeting.
Voting Procedures and Tabulation
     One-third of the shares of Common Stock entitled to vote, present in person at the Annual Meeting or represented by proxy at the Annual Meeting will constitute a quorum at the Annual Meeting. For purposes of the quorum and the discussion below regarding the votes necessary to take the requested stockholder action, (i) stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, and (ii) stockholders of record who cause broker non-votes are considered stockholders who are present and entitled to vote and they are counted toward the quorum.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form or has otherwise advised us that the broker lacks voting authority. “Broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.
     Election of Directors. Assuming a quorum is present, directors are elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. Votes may be cast in favor of or withheld with respect to each nominee. We will not count abstentions and broker non-votes for this purpose.
     Ratification of the selection by the Company’s Audit Committee of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2007. Assuming a quorum is present, ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm requires the affirmative vote, in person or by proxy, of a majority of the votes cast. Abstentions are counted as votes cast, and therefore have the same effect as votes cast against the ratification of the appointment of Grant Thornton. Broker non-votes are not considered to be votes cast, and have the effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated.
     We will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report on the voting. Prior to the Annual Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast (i) for or withheld with respect to each nominee for director, (ii) for, against or abstaining with respect to the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and (iii) for each other matter as may properly come before the Annual Meeting or any adjournment thereof.
Voting Securities
     Our only voting security outstanding and entitled to vote at this Annual Meeting is our common stock, par value $.15625 per share. Only the holders of record of common stock at the close of business on April 17, 2007, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of April 17, 2007, there were 18,977,922 shares of common stock outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote. The holders of our Series A-1 Convertible Preferred Stock, par value $1.00, are not entitled to vote in the election of directors. Unless the context otherwise requires, all references to “stockholders” in this proxy statement refer only to holders of common stock.

PROPOSAL ONE:
ELECTION OF DIRECTORS
General
     The Board of Directors manages Toreador’s business and affairs, exercises all corporate powers, and establishes broad corporate policies. The bylaws currently provide that the Board of Directors will consist of not less than six nor more than fifteen directors, with the actual number determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at ten.
     Directors are elected by plurality vote, and cumulative voting is not permitted. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.
Nominees for Directors
     The ten nominees of the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. The table below contains information regarding the nominees. All of the nominees are presently directors of Toreador and nine were elected as a director at the 2006 Annual Meeting. Mr. Sanders was first elected as a director effective at the July 11, 2001 meeting of the Board of Directors. Pursuant to the terms of the merger agreement with Madison Oil Company, each of Messrs. Herbert L. Brewer and David M. Brewer was elected as a director by the Board of Directors upon the completion of the merger on December 31, 2001 with Madison Oil Company. Mr. McLaughlin was first elected as a director of Toreador in 1976. Messrs. Falb and Lee were first elected as directors of Toreador in 1998. Mr. Lovett, Mr. Rostow and Mr. Williamson were first elected as directors by the Board of Directors effective January 30, 2006. Mr. Bell was first elected as a director on August 9, 2006 by the Board of Directors and was appointed as Chairman of Toreador’s Audit Committee.

NOMINEE	AGE	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
Alan D. Bell	61	Until his retirement in June 2006, Mr. Bell was the director of Ernst & Young LLP’s energy practice in the Southwest U.S. area. He started his career with Ernst & Young in 1973 and has extensive experience in the international oil and gas industry in Africa, Australia, Europe and the Middle East. He is also a director for Dune Energy. Mr. Bell earned a master’s degree in business from Tulane University and a bachelor’s degree in petroleum engineering from the Colorado School of Mines and is a certified public accountant licensed in Texas.

David M. Brewer	53	Mr. David Brewer co-founded Madison Oil Company in 1993, has been a director of Madison Oil Company since 1993, and was President of Madison Oil Company from 1993 to 2000. He has been an investor and entrepreneur since 2000. Formerly, he was an attorney with the New York firm of Cravath, Swaine & Moore and with Union Pacific Corporation.

Herbert L. Brewer	81	Mr. Herbert Brewer co-founded Madison Oil Company in 1993, has been a director of Madison Oil Company since 1993, and effective July 12, 2001 became the Chief Executive Officer of Madison Oil Company until Madison Oil Company merged with Toreador on December 31, 2001. Prior to becoming Chief Executive Officer of Madison Oil Company, he was retired. Prior thereto, he was the chairman and CEO of Triton Europe (a wholly-owned subsidiary of Triton Energy Corporation (now Amerada Hess Corporation) (“Triton”) and a director and Senior Vice-President of Triton, responsible for worldwide exploration.

Peter L. Falb	70	Mr. Falb is a Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment advisor since 1977, a Professor of Applied Mathematics, Brown University and the Managing Director of the F-Co. Holdings Companies.

NOMINEE	AGE	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
William I. Lee	80	Mr. Lee is an independent energy explorer and producer and has been since 1952. In December 1992, he retired as President and Chief Executive Officer of Triton. In May 1995, he retired as Chairman and director of Triton. In 2000, he was appointed as a director of Madison Oil Company and served until he resigned on September 3, 2001. He is presently Chairman of the Board of Wilco Properties, Inc. (“Wilco”).

Nigel J. Lovett	61	Mr. Lovett has served as President and Chief Executive Officer of Toreador since January 25, 2007. From May 2003 to January 25, 2007, he was the Managing Partner of Horsley Partners, LLC, his own investment and advisory firm. From 1998 until May 2003, he worked on private equity transactions and mergers and acquisitions advisory work for RP&C International. From 1986 until 1998, he worked with Lehman Brothers in a number of positions, including head of Lehman Brothers’ Asian investment banking and a manager of Lehman’s global banking business.

John Mark McLaughlin	76	Mr. McLaughlin is Chairman of the Board of Directors of Toreador. Since 1954, he has been and is currently an attorney in private practice in San Angelo, Texas. He is President of Double-M Ranch Ltd., a family-owned Texas limited partnership, and Chairman of the Board of Texas State Bank, San Angelo, Texas. He served as President of Toreador from April 1997 to July 1998.

Nicholas Rostow	57	In March 2006, Mr. Rostow was appointed University Counsel and Vice Chancellor for Legal Affairs of the State University of New York (SUNY). Also, he is a tenured Professor at SUNY and a University Fellow at SUNY’s Levin Graduate Institute of International Relations and Commerce. In August 2005, he joined The Research Foundation of SUNY as Senior Counsel. From October 2001 until August 2005, he was General Counsel and Senior Policy Adviser to the U.S. Permanent Representative to the United Nations. Prior to October 2001, he was the Charles H. Stockton Chair in International Law as the U.S. Naval War College. From 1999 until 2000, he was the Staff Director of the Senate Select Committee on Intelligence and from 1998 until 1999 he was Counsel and Deputy Staff Director of the House Select Committee on Military/Commercial Concerns. Previously, he was Special Assistant for National Security Affairs to Presidents Reagan and George H.W. Bush and Legal Adviser to the National Security Council under National Security Advisers Colin L. Powell and Brent Scowcroft.

H R Sanders, Jr.	74	Mr. Sanders was a director of Devon Energy Corporation from 1981 through 2000, and Executive Vice President of Devon Energy Corporation from 1981 through 1997. He was a Senior Vice President of Republic Bank Dallas, N.A. from 1970 to 1981. He was a director of Triton from 1977 to 1981. He is presently a director of Continental Resources, Inc., a private company.

Herbert C. Williamson III	58	Mr. Williamson is a private investor and has significant oil and gas experience with a strong focus on international activities. From July 2001 to June 2002, he was a part-time consultant to Petrie Parkman and Company for new business development. From April 1999 through July 2001 he was a Director and interim Chief Financial Officer of Merlon Petroleum. From October 1998 through April 1999 he was a Director and Chief Financial Officer of Seven Seas Petroleum. From 1995 through 1998 he was a Director in the Energy Group of Credit Suisse. From 1985 until 1995, he was Vice Chairman and Executive Vice President at Parker & Parsley Petroleum. He is also a director of Westside Energy and JKA Acquisition Company.
     There is no family relationship between any of the nominees or between any nominee and any executive officer of Toreador, except that Mr. Herbert L. Brewer is Mr. David M. Brewer’s father.

     The Board of Directors has determined that each of Messrs. Bell, Falb, Lee, McLaughlin, Rostow, Williamson, Herbert Brewer, David Brewer and Sanders is an “independent director” pursuant to Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board of Directors has further determined that Mr. Bell, Chairman of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K. The Board of Directors determined that Mr. Thomas P. Kellogg, Jr. was an “independent director” pursuant to Rule 4200(a)(15) of the Nasdaq Marketplace Rules as of the date Mr. Kellogg ceased to be a director, May 9, 2006.
The Board of Directors recommends a vote FOR the election of the nominees for director named above.
BOARD OF DIRECTORS
     The Board of Directors held six regularly scheduled meetings and one special meeting during 2006. Each director attended at least 75% of such meetings and at least 75% of the meetings of the committees on which he served.
     A copy of the Corporate Governance Guidelines is available for inspection on our website at www.toreador.net.
Board Attendance Policy
     Toreador encourages all directors to attend Toreador’s Annual Meeting of Stockholders. For the Annual Meeting of Stockholders held in May 2006, 9 of the 10 directors attended the Annual Meeting of Stockholders.
Stockholder Communications with Directors
     Toreador has a process for stockholders to send their communications to the Board of Directors. Any stockholder who desires to contact an individual director, the entire Board of Directors or a committee of the Board of Directors may send a written communication to the Secretary of Toreador via email to directors@dfwmail.com or by mail c/o Ms. Shirley Anderson, Corporate Secretary, Toreador Resources Corporation, 4809 Cole Avenue, Suite 108; Dallas, Texas 75205. The Secretary will submit all stockholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder communication relating to Toreador’s accounting, internal accounting controls or auditing will be referred to the members of the Audit Committee.
     The Secretary will send a written acknowledgment to a stockholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such stockholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which Toreador’s shares of stock are held and the number of such shares held.
     The following communications to the directors will not be considered a stockholder communication: (i) communication from a Toreador officer or director; (ii) communication from a Toreador employee or agent, unless submitted solely in such employee’s or agent’s capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.
COMMITTEES
     Toreador’s Board of Directors has the following standing committees: Executive Committee, Nominating Committee, Audit Committee, Corporate Governance Committee, Investment Committee, Strategic Oversight Committee, and the Compensation Committee.

Executive Committee.
     The Executive Committee is currently composed of Messrs. Lovett, Lee, McLaughlin, Falb and David Brewer. The Executive Committee is permitted to discharge all the responsibilities of the Board of Directors in the management of the business and affairs of Toreador, except where action of the full Board of Directors is required by statute or by our certificate of incorporation. The Executive Committee held one meeting in 2006.
Nominating Committee.
     The Nominating Committee is currently composed of Messrs. Lee, Sanders, Williamson and David Brewer. The functions of the Nominating Committee include: (i) recommending to the Board of Directors the nominees for the Board of Directors; and (ii) recommending to the Board of Directors the nominees for the committees of the Board of Directors. The Nominating Committee held three meetings in 2006.
     A copy of the Nominating Committee Charter is available on our website at www.toreador.net.
     Process of Identifying and Evaluating Director Nominees
     The Nominating Committee is responsible for identifying and screening candidates for membership to the Board of Directors, using the criteria described below, and recommending director nominees to the Board of Directors. The committee considers various potential candidates for membership on the Board of Directors that come to the attention of the committee through current members of the Board of Directors, stockholders (as described below) or other persons. Additionally, although it did not do so with regard to the nominees for election at the 2007 Annual Meeting of Stockholders, the committee has the authority to retain a search firm and other expert advisors, as it deems necessary, to fulfill its responsibility of identifying candidates for membership on the Board of Directors and determine, on behalf of Toreador, such firm’s reasonable fees.
     Each candidate, whether identified by the committee, recommended by a stockholder or otherwise, is evaluated in the same manner and according to the same process. The Nominating Committee assesses the appropriate mix of skills and characteristics required of members of the Board of Directors in the context of the perceived needs of the Board of Directors or any of its committees at a given point in time. The committee evaluates the qualifications of each candidate against the criteria outlined below, as well as any additional criteria it sees fit to consider in making its recommendation to the Board of Directors concerning a candidate’s nomination for election or re-election as a director.
Criteria for Evaluating Director Nominees
     Criteria that the Nominating Committee uses to consider potential members of the Board of Directors include the following:
•	a candidate’s depth of experience at the policy-making level in business, government or education;

•	the balance of the business interest and experience of the incumbent or nominated directors;

•	a candidate’s availability and willingness to devote adequate time to Board duties;

•	the need for any required expertise on the Board or one of its committees;

•	a candidate’s character and judgment and ability to make independent analytical, probing and other inquiries;

•	the candidate’s willingness to exercise independent judgment;

•	the candidate’s financial independence to ensure such candidate will not be financially dependent on director compensation; and

•	in the case of an incumbent director, such director’s past performance on the Board of Directors.
     The criteria for nominating directors described above are intended to provide a flexible set of guidelines for the effective functioning of Toreador’s director nominations process. The criteria are to be reviewed as often as deemed appropriate, and we anticipate that modifications may be necessary from time to time as our needs and circumstances evolve and as applicable legal or listing standards change. In addition, the Company has adopted a mandatory retirement policy for its directors that prohibits directors from standing for re-election after reaching the age of 72, subject to the right of any current director that is already at least 72 years old to remain on the Board of Directors until the new directors are elected at the 2008 Annual Meeting.

Consideration of Stockholder Recommendations of Director Candidates
     The Nominating Committee will consider a stockholder’s recommendations concerning possible candidates for nomination to the Board of Directors if the stockholder meets the following requirements: (i) the stockholder is entitled to vote for the election of directors at the meeting, (ii) the stockholder is a stockholder of record of not less than 1% of Toreador’s outstanding shares of common stock at the time of the recommendation; and (iii) the stockholder submits a written recommendation to: Director Nominations, c/o Corporate Secretary at 4809 Cole Avenue, Suite 108; Dallas, Texas 75205.
     The written submission must include the following information:
•	the name and address, as they appear in Toreador’s stock ledger, of the stockholder and the name and address of the beneficial owner of Toreador’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

•	the class and number of the shares of stock of Toreador that are owned beneficially and of record by the record stockholder and by the beneficial owner of Toreador’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

•	any material interest or relationship that such recommending record stockholder and/or the beneficial owner of Toreador’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made, have with the recommended individual;

•	biographical information concerning the recommended individual, including age, employment history (including employer names and a description of the employer’s business);

•	all previous and current board memberships or similar positions held by the recommended individual;

•	any other information that the stockholder believes would aid the committee in its evaluation of the recommended individual;

•	written consent of the recommended individual (i) to stand for election if nominated by the Board of Directors and to serve as director if elected by Toreador’s stockholders, (ii) to comply with the expectations and requirements for service on the Board of Directors set forth in the Code of Ethical Conduct and Business Practices, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members and (iii) to provide all relevant information required to conduct an evaluation; and

•	all other information relating to the recommended individual that may be required by applicable laws.
     If the stockholder’s director nominee is to be considered for election at Toreador’s Annual Meeting of Stockholders, the written submission must be received not more than 180 days nor less than 120 days prior to the first anniversary of Toreador’s preceding Annual Meeting of Stockholders. If the stockholder’s nominee is to be considered for election at Toreador’s special meeting of stockholders or at Toreador’s Annual Meeting of Stockholders the date of which changed by more than 30 days from the anniversary date of Toreador’s preceding Annual Meeting of Stockholders, the stockholder’s written submission must be received no later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of such meeting of stockholders was mailed or (ii) public disclosure, as defined in Toreador’s bylaws, of the date of such meeting of stockholders was made.
     A stockholder may only nominate two candidates to be considered for election to the Board of Directors at each meeting of stockholders at which members of the Board of Directors are to be elected.
     The nominating process for stockholder recommendations concerning possible candidates for the nomination to the Board of Directors has not changed from the process disclosed in the 2006 proxy statement.
Director Nominees for Election at 2007 Annual Meeting
     All directors standing for election at the 2007 Annual Meeting of Stockholders are directors currently serving on the Board of Directors who were recommended by the Nominating Committee for re-election and were approved for re-election by the Board of Directors. Effective August 9, 2006, Mr. Bell was appointed a director. At the May 2006 meeting of the Board of Directors, the Board of Directors authorized the Nominating Committee to consider a possible new member for Toreador’s Board of Directors. The Board of Directors specified several skills that would be an attribute to the new member, including qualifications as a “financial expert” under both the requirements of the Securities and Exchange Commission and The Nasdaq Marketplace Rules. The Nominating Committee considered several possible candidates. Ultimately, the Nominating Committee recommended and the Board of Directors approved the recommendation that Mr. Bell be appointed to the Board of Directors effective August 9, 2006.
Audit Committee.
     The Audit Committee is currently composed of Messrs. Bell, Sanders, McLaughlin, Williamson and Herbert Brewer. All members of the Audit Committee are independent pursuant to Rule 4200(a)(15) of The Nasdaq Marketplace Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Alan Bell is an Audit Committee Financial Expert, as that term is defined in Item 401(h)(2) of Regulation S-K. The Audit Committee held nine meetings in 2006.
     A copy of the Audit Committee Charter is available on our website at www.toreador.net.
     The purpose of the Audit Committee is to oversee (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements and disclosures, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditing firm, (v) the performance of our internal audit function and independent auditor, (vi) our internal control systems, and (vii) our process for monitoring compliance with our Code of Ethical Conduct and Business Practices.
     Report of the Audit Committee
     The Audit Committee Charter sets forth the responsibilities of the Audit Committee which include: (i) selecting, evaluating, reviewing the independence of and approving services provided by the independent auditor, (ii) reviewing the conduct of the audit, (iii) resolving disagreements between our management and the independent auditor, (iv) reviewing critical accounting policies and practices and any proposed changes thereto, (v) reviewing Form 10-K and Form 10-Q prior to filing, and Toreador’s procedures with respect to press releases containing information regarding financial performance, (vi) overseeing Toreador’s internal audit function, (vii) reviewing and assessing the adequacy of Toreador’s internal control systems, (viii) overseeing compliance with the Code of Ethical Conduct and Business Practices, (ix) approving related party transactions, and (x) preparing the annual audit committee report. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006 and the audited financial statements in the annual report on Form 10-K/A for the years ended December 31, 2005, 2004 and 2003, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee reviewed with Grant Thornton, LLP (“Grant Thornton”), the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Toreador’s accounting principles. The Audit Committee also discussed with Grant Thornton the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and applicable Securities and Exchange Commission rules and regulations. In addition, the Audit Committee has discussed with Grant Thornton the auditors’ independence from management and Toreador, including the matters in the written disclosures and the letter provided to Toreador by the independent auditors, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors’ independence.
     The Audit Committee discussed with Toreador’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Toreador’s internal controls, and the overall quality of Toreador’s financial reporting. The Audit Committee held nine meetings during 2006.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ending December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Grant Thornton as Toreador’s independent auditors for the year ending December 31, 2007.
By the Audit Committee:
Alan Bell, Chairman
H R Sanders
John Mark McLaughlin
Herbert Brewer
Herbert Williamson
Corporate Governance Committee
     The Corporate Governance Committee, is currently composed of Messrs. Herbert Brewer, Lovett and Rostow. The function of the Corporate Governance Committee is to review and assess our Code of Ethical Conduct and Business Practices and the Corporate Governance Guidelines and recommend changes thereto to the Board of Directors. The Corporate Governance Committee did not meet in 2006.
     A copy of the Corporate Governance Committee Charter is available on our website at www.toreador.net.
Investment Committee
     The Investment Committee is currently composed of Messrs. Falb, Herbert Brewer and Lovett. The function of the Investment Committee is to review all current management investment practices and to evaluate and monitor all existing and proposed Toreador investments. The Investment Committee did not meet in 2006.
Strategic Oversight Committee
     The Strategic Oversight Committee is currently composed of Messrs. David Brewer, Lovett, Williamson and Falb. The function of the Strategic Oversight Committee is to review and provide guidance to management on short-term and long-term strategic planning for the Company. The Strategic Oversight Committee held three meetings in 2006.
Compensation Committee
     The Compensation Committee is currently composed of Messrs. McLaughlin, Lee, Rostow and Sanders. All members of the Compensation Committee are independent, pursuant to Rule 4200(a)(15) of The Nasdaq Marketplace Rules, and are “non-employee directors,” as that term is defined in Rule 16-b(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee held four meetings in 2006.
     A copy of the Compensation Committee Charter is available on our website at www.toreador.net.
     The purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) reviewing our compensation strategy; (ii) reviewing and making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the Chief Executive Officer; (iii) consulting with the Chief Executive Officer prior to the Compensation Committee making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the other executive officers; (iv) administering incentive and equity based plans in which the CEO and other executive officers may be participants; (v) reviewing and making recommendations to the Board of Directors regarding compensation paid to the directors; and (vi) preparing the annual report on compensation.
     With respect to director compensation, pursuant to its charter, the Compensation Committee is to annually review and make recommendations to the Board of Directors the compensation paid to the Company’s directors. Such review shall include any fees paid for attendance at meetings of the Board of Directors and any of its committees and grants of stock options or stock.
     For a further discussion of the Compensation Committee’s role in executive officer compensation, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.
     Compensation Committee Interlocks and Insider Participation
     During 2006, the members of the Compensation Committee were Messrs. Sanders, McLaughlin, Lee and Rostow.
     Frederic Auberty is Toreador’s Vice President-International Operations and is the stepson of William I. Lee, a Toreador director. In 2006, Frederic Auberty received a total salary of $155,000 and his 2007 salary is set at $157,500.
     Herschel Sanders is Toreador’s Vice President-Land and is the son of HR Sanders, Jr., a Toreador director. In 2006, Herschel Sanders received a total salary of $155,000 and his 2007 salary is set at $162,700.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     In this compensation discussion and analysis, we discuss our compensation objectives, our decisions and the rationale behind those decisions relating to 2006 compensation for our named executive officers specifically and management in general and our decisions to date regarding 2007 compensation. The following discussion and analysis contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
     Objectives of Our Compensation Program
     Our executive compensation program is designed to provide a comprehensive compensation program to meet the following objectives:
•	attract, retain and reward key members of management who contribute to our success and motivate the management team in the development and execution of short-term and long-term business strategies and goals;

•	structure compensation based on performance measures intended to reward performance which we believe creates value for stockholders;

•	structure our compensation program to ensure retention of key members of our management; and

•	promote an ownership mentality through the use of equity-based compensation that aligns the interests of management with the interests of our stockholders.
     What Our Compensation Program Is Designed to Reward
     Our compensation program is designed to reward, in both the short-term and the long-term, performance that contributes to the implementation of our business strategy and the achievement of our objectives. In addition, we reward qualities that we believe help achieve our business strategy such as teamwork, individual performance in light of general economic and industry specific conditions, the ability to manage our existing assets, the ability to explore new opportunities to increase oil and natural gas production; level of job responsibility; and tenure with the Company.
     Elements of Our Compensation Program and Why We Pay Each Element
     Our management compensation program is comprised of four elements: base salary, cash bonus, long-term equity based compensation and benefits.
•	Base Salary. We pay base salary in order to recognize each named executive officer’s unique value and historical contributions to our success in light of salary norms in the industry and the general marketplace; to match competitors for executive talent; to provide named executive officers with sufficient, regularly paid income; and to reflect position and responsibility.

•	Cash Bonus. We include an annual cash bonus as part of our management compensation program because we believe this element of compensation (i) helps focus management on and motivate management to achieve key annual corporate objectives by rewarding the achievement of these objectives and (ii) is necessary to be competitive from a total remuneration standpoint.

Our annual incentive targets are an integral component of compensation that link and reinforce executive decision-making and performance with the annual objectives of the Company. Our Short-Term Incentive Compensation Plan (the “Cash Incentive Plan”) provides cash bonuses to our named executive officers and other eligible employees based on (i) our oil and gas reserves, (ii) oil and gas production, (iii) general and administrative expenses and (iv) operating income. Each January, the Compensation Committee, after consulting with the President and Chief Executive Officer and the Chief Financial Officer regarding the annual budget, determines the goals for that year for our (i) oil and gas reserves, (ii) oil and gas production, (iii) general and administrative expenses and (iv) operating income. These four criteria are the same for all the named executive officers and eligible employees. In addition, the Compensation Committee determines the percentage of such person’s base pay that will be the target bonus if all four objectives are achieved. After the end of such year, the Compensation Committee will examine the Company’s results as compared to the four corporate objectives. If the Company achieves all four goals, the Compensation Committee most likely would recommend to the Board of Directors that each named executive officer and other eligible employees be paid his or her target bonus under the Cash Incentive Plan. If the Company does not achieve all four goals, the Compensation Committee shall determine what amount of bonus, if any, should be paid to the named executive officers and the other eligible employees based on a percentage of the target bonus. The Compensation Committee has the right to modify the criteria and/or the target bonus and to pay no bonus or less than the target bonus even if all four criteria are met.

•	Long-Term Equity Incentive Compensation. Our long-term equity incentive compensation program is the primary vehicle for (i) aligning named executive officers’ and other employees’ interests with the interests of our stockholders, (ii) offering long-term incentives and rewards to our named executive officers and other employees, (iii) providing an incentive for retention of named executive officers and employees and (iv) providing a competitive total compensation package.

Formerly we granted stock options to motivate our employees in a manner consistent with the interests of our Company and our stockholders; however, due to changes in regulatory, tax and accounting treatment, we began granting restricted stock in 2005. Beginning in 2005, we have had an annual Long-Term Incentive Compensation Plan (the “Stock Incentive Plan”) that provides restricted stock to our named executive officers and other eligible employees based on the same four criteria set forth above under the “Cash Incentive Plan.” As with the Cash Incentive Plan, each January, the Compensation Committee, after consulting with the President and Chief Executive Officer and Chief Financial Officer regarding the annual budget, determines the goals for that year for our (i) oil and gas reserves, (ii) oil and gas production, (iii) general and administrative expenses and (iv) operating income. These four criteria are the same for all the named executive officers and eligible employees. For each named executive officer and eligible employee, the Compensation Committee sets a target number of shares of restricted stock. After the end of such year, the Compensation Committee examines the Company’s results as compared to the four corporate objectives. If the Company achieves all four goals, the Compensation Committee most likely would issue to each named executive officer and eligible employee that number of shares of restricted stock equal to his or her target number under the Stock Incentive Plan. The restrictions on transferability on the restricted stock would normally lapse in equal installments on each of the one year, two year and three year anniversary of the granting of the restricted stock if the employee is still employed by us on such date. These restricted stock shares are granted pursuant to our 2005 Long-Term Incentive Plan which was approved by our stockholders at the 2005 annual meeting and amended at the 2006 annual meeting. If the Company does not achieve all four goals, the Compensation Committee determines what amount of restricted stock, if any, should be paid to the named executive officers and the other eligible employees. The Compensation Committee has the right to modify the criteria and/or the target number of shares of restricted stock and not to issue the number of target shares or any of the target shares even if all four criteria are met.
     How We Determine Each Element of Compensation
     The Compensation Committee and the Board of Directors oversee our compensation program. In accordance with The Nasdaq Marketplace Rules, the Compensation Committee is responsible for recommending to the Board of Directors for approval certain types and levels of compensation for our executive officers and for determining itself other types and levels of compensation for our executive officers. Specifically, the responsibilities of the Compensation Committee include: (i) reviewing our compensation strategy; (ii) reviewing and making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the Chief Executive Officer; (iii) consulting with the Chief Executive Officer prior to the Compensation Committee making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the other executive officers; and (iv) administering incentive and equity based plans in which the Chief Executive Officer and other executive officers may be participants.
     The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding (i) any employment agreement, severance agreement, change in control agreement or provision, or separation agreement, or any amendment to the same, that is proposed to be entered into with the Chief Executive Officer; (ii) any deferred compensation arrangement or retirement plan or benefits that are proposed to be entered into with the Chief Executive Officer; and (iii) the benefits and perquisites offered to the Chief Executive Officer. The Compensation Committee consults with the Chief Executive Officer in connection with its annual review and prior to making recommendations to the Board of Directors regarding (i) any employment agreement, severance agreement, change in control agreement or provision, or separation agreement, or any amendment to the same, that is proposed to be entered into with any executive officer other than the Chief Executive Officer; (ii) any deferred compensation arrangement or retirement plan or benefits that are proposed to be entered into with any executive officer other than the Chief Executive Officer; and (iii) the benefits and perquisites offered to any executive officer other than the Chief Executive Officer.
     The Compensation Committee is composed of Messrs. McLaughlin, Lee, Rostow and Sanders, all of whom are independent, non-employee directors pursuant to The Nasdaq Marketplace Rules and Rule 16b-3 promulgated pursuant to the Exchange Act.
     The Compensation Committee has the authority to retain and terminate independent third party compensation consultants to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Compensation Committee annually reviews market and industry data to assess our competitive position with respect to the individual elements of total executive compensation to ensure the attraction, retention and appropriate reward of our President and Chief Executive Officer. The Compensation Committee also assists the President and Chief Executive Officer in annually reviewing market and industry data to assess our competitive position with respect to the individual elements of total executive compensation to ensure the attraction, retention and appropriate reward of our other executive officers.

     In accordance with the authority granted under its charter, the Compensation Committee has engaged Longnecker and Associates (“Longnecker”), an independent compensation consultant, on an annual basis to conduct an independent compensation review and to provide analysis and recommendations for our compensation programs. As part of its process, in January Longnecker assessed the competitiveness of our executive compensation as compared to executive compensation of comparable companies in the oil and natural gas industry by comparing our executive compensation to that of a peer group of 16 public companies in the oil and natural gas industry which were as follows in the most recent survey:

Abraxas Petroleum	Exploration Company of Delaware, Inc.
ATP Oil & Gas Corporation	FX Energy, Inc.
Brigham Exploration Co.	Goodrich Petroleum, Inc.
Carrizo Oil & Gas, Inc.	Harken Energy Corporation
Comstock Resources, Inc.	Harvest Natural Resources, inc.
Contango Oil & Gas Company	Parallel Petroleum Corp.
Delta Petroleum Corp	PetroQuest energy, Inc.
Edge Petroleum Corp	Transamerica Exploration Incorporated
     In recommending base salaries to the Board of Directors for 2006 and 2007 and in setting the Cash Incentive Plan targets and Stock Incentive Plan targets for 2006 and 2007, the Compensation Committee considered subjective factors and utilized the Longnecker report described above to determine the base salary, potential cash bonus and potential equity grant of our President and Chief Executive Officer as compared to the president and chief executive officer of comparable companies and of our other management members as compared to comparable management members of comparable companies. The Compensation Committee established general guidelines of base salary, total cash compensation and equity compensation of the President and Chief Executive Officer and the other members of management at or above the 50th percentile of peer companies with the 75th percentile being the maximum.
     In addition, the compensation package for the President and Chief Executive Officer is designed to recognize the fact that he bears the primary responsibility for effective management and operation of our business, the development of a successful business plan, the implementation of business strategy initiatives to lay the foundation for our steady and stable growth and increasing stockholder value. Accordingly, when evaluating the President and Chief Executive Officer’s on-the-job performance with respect to each of the categories of compensation, the Compensation Committee considers leadership, strategic planning for our future, dedication and focus on the short-term and long-term interests of the Company and its stockholders and professionalism, integrity and competence. Generally, in addition to the Longnecker report, the total compensation package for the other management members is based upon the individual’s responsibilities, experience and expected performance, taking into account, among other items, the individual’s initiative, contributions to our overall performance and handling of special projects.
     With regard to potential cash bonus and potential equity grants, the named executive officers are usually above the 50th percentile on their target amounts of cash or shares of restricted stock in order to place a higher percentage of their compensation at risk and to greater align their interests, for the short-term and long-term, with the interests of our stockholders.
     Base Salary. At the January meeting, after considering the Longnecker report and the general compensation philosophy of the Company to be at least at the 50th percentile of the comparison companies, the Compensation Committee meets by itself to review the base salary of the President and Chief Executive Officer and then meets with the President and Chief Executive Officer to obtain his recommendations for the base salaries of the other members of management, including the other named executive officers. The Compensation Committee then recommends to the Board of Directors the base salary of the President and Chief Executive Officer and, after taking into account the President and Chief Executive Officer’s recommendations, recommends to the Board of Directors the base salary of the other members of management, including the other named executive officers.

     In January 2006, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the following base salaries for the named executive officers:

Named Executive Officer	2006 Base Salary
G. Thomas Graves III Chief Executive Officer and President	$420,000
Douglas W. Weir Senior Vice President — Chief Financial Officer	$250,000
Michael J. FitzGerald Senior Vice President — Exploration and Production	$270,000
Charles J. Campise Vice President Accounting and Chief Accounting Officer	$160,000
     In January 2007, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the following base salaries for the named executive officers with Mr. Lovett replacing Mr. Graves as the President and Chief Executive Officer.

Named Executive Officer	2007 Base Salary
Nigel J. Lovett Chief Executive Officer and President(1)	$428,400
Douglas W. Weir Senior Vice President — Chief Financial Officer	$255,000
Michael J. FitzGerald Executive Vice President — Exploration and Production	$275,000
Charles J. Campise Vice President Accounting and Chief Accounting Officer	$168,000

(1)	See below regarding the decrease in Mr. Lovett’s salary pursuant to his employment agreement entered into on March 14, 2007.
     On March 14, 2007 but effective on January 25, 2007, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved an employment agreement with Mr. Lovett pursuant to which his base salary was lowered to $360,000 in exchange for his agreement to receive additional equity. In addition, on March 14, 2007, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved appointing Mr. FitzGerald as Executive Vice President, Exploration and Production and appointing Edward Ramirez as Senior Vice President, Exploration and Production. In connection with these promotions, the Compensation Committee recommended and the Board of Directors approved the entering into employment agreements with these two executive officers and the other named executive officers with their 2007 base salaries remaining as set forth above. Mr. Ramirez’s base salary was continued at $220,500 pursuant to his employment agreement. See “Termination of Employment Arrangements” and “Potential Payments Upon Termination or Change in Control” for further information regarding these employment agreements.
     Cash Incentive Plan Mid-level and upper-level management, including our President and Chief Executive Officer and other named executive officers, were eligible to participate in the 2006 Cash Incentive Plan. In keeping with the Company’s goal of being at least at the 50th percentile of the comparison group and taking into account the recommendations of the President and Chief Executive Officer for all persons other than the President and Chief Executive Officer, funding under the 2006 Cash Incentive Plan was initially set at $1,123,790. Awards under the 2006 Cash Incentive Plan were based on the following performance goals:

•	Oil and Gas Reserves: Our oil and gas reserves as measured using SEC criteria and reported in our Form 10-K for the year ended December 31, 2006 were to increase by 100% during 2006 from acreage held by us on January 1, 2006.

•	Oil and Gas Production: Our annual oil and gas production for 2006 as reported on Form 10-K for the year ended December 31, 2006 was to equal or exceed 717,766 BOE from acreage held by Toreador on January 1, 2006.

•	General and Administrative Expense: We were to hold general and administrative expenses to a maximum of $9.0 million in 2006, subject to adjustment to accommodate additional general and administrative expenses incurred at the direction of the Board of Directors.

•	Operating Income: Our operating income, defined as oil and gas sales less lease operating expenses, general and administrative expenses and depreciation, depletion and amortization expenses, was to be at least $15.5 million.
     In January 2007, the Compensation Committee determined that the Company had achieved approximately 75% of its 2006 Cash Incentive Plan performance goals and recommended to the Board of Directors that it award, and the Board of Directors did award, aggregate cash bonuses to management of $981,875, or 75% of the initial funding amount.
     Also in January 2007, the Compensation Committee established corporate performance goals for the 2007 Cash Incentive Plan as follows:
•	Oil and Gas Reserves: Our oil and gas reserves as measured using SEC criteria and reported in our Form 10-K for the year ended December 31, 2007 shall increase by 50% during 2007 from acreage held by us on January 1, 2007 on a fully diluted basis. The 2006 reserves were approximately 16 million barrels of oil equivalent (BOE) or .80 BOE per outstanding share at the end of 2006. The goal for 2007 is approximately 1.2 BOE per outstanding fully diluted share.

•	Oil and Gas Production: Our annual oil and gas production for 2007 as reported on Form 10-K for the year ended December 31, 2007 shall equal or exceed 150% of the production for 2006.

•	General and Administrative Expense: We shall hold general and administrative expenses to a maximum of $10.0 million in 2007, subject to adjustment to accommodate additional general and administrative expenses incurred at the direction of the Board of Directors and excluding payments to Mr. Graves in connection with his resignation as President and Chief Executive Officer.

•	Operating Income: Our operating income, defined as oil and gas sales less lease operating expenses, general and administrative expenses and depreciation, depletion and amortization expenses, shall be at least $30.0 million, excluding payments to Mr. Graves in connection with his resignation as President and Chief Executive Officer.
     In keeping with the goal of at least being at the 50th percentile of the comparison group and after taking into account the recommendation of the President and Chief Executive Officer for all persons other than the President and Chief Executive Officer, funding under the 2007 Cash Incentive Plan initially has been set at $1.5 million.

     The target awards set in January 2006 and the actual awards determined for our named executive officers in January 2007 based on our 2006 results under the our 2006 Cash Incentive Plan and the target awards set in January 2007 under the 2007 Cash Incentive Plan are as follows:

	2006 Cash Incentive Plan			2007 Cash Incentive Plan
		Target 2006			Target 2007
Named Executive	Percent of	Award	Actual Award	Percent of	Award
Officer	Base Pay	(maximum)	(75%)	Base Pay	(maximum)
G Thomas Graves III — Chief Executive Officer And President	60%	$252,000	$189,000	(1)	(1)

Nigel J. Lovett- Chief Executive Officer And President	(2)	(2)	(2)	70%	$252,000 (3)

Douglas W. Weir — Senior Vice President- Chief Financial Officer	50	125,000	93,750	78	200,000

Michael J. FitzGerald Executive Vice President- Exploration and Production	45	119,250	89,438	75	206,550

Charles J. Campise Vice President Accounting and Chief Accounting Officer	40	62,000	46,500	35	58,800

Edward Ramirez Senior Vice President - Exploration and Production (4)	(4)	(4)	(4)	39	85,680

(1)	Mr. Graves resigned on 25, 2007

(2)	Mr. Lovett was appointed Chief Executive Officer and President on January 25, 2007

(3)	Pursuant to his employment agreement entered into on March 14, 2007, Mr. Lovett is to receive at least 50% of any bonus under the 2007 Cash Incentive Plan in shares of common stock, with Mr. Lovett determining the exact percentage to be received in shares of common stock.

(4)	Mr. Ramirez was appointed Senior Vice President, Exploration and Production on March 14, 2007 and was not a named executive officer for 2006. Currently, he is anticipated to be a named executive officer for 2007.
     In addition to payments under the 2006 Cash Incentive Plan, the Compensation Committee recommended and the Board of Directors approved the issuing of a $50,000 bonus to Mr. Campise in 2007 as a result of his contributions in 2006 in assisting with the restatement of our financial statements for the years ended December 31, 2003, 2004 and 2005 and the quarters ended March 31, 2006 and June 30, 2006.
     Stock Incentive Plan. For performance during 2006, mid-level and upper-level management, including our President and Chief Executive Officer and other named executive officers, were eligible to participate in the 2006 Stock Incentive Plan. The number of target shares of restricted stock under the 2006 Stock Incentive Plan was initially set at 83,269 shares. The target number of shares was determined by a Longnecker report formula setting forth a dollar value for each management position based on the goal of the Company being at least at the 50th percentile of the comparison group and after taking into account the recommendation of the President and Chief Executive Officer for all persons other than himself. Based on the closing price on the date of the Longnecker report, the Compensation Committee determined how many shares of common stock the dollar value would become if the target were met. The Compensation Committee awards for 2006 under the 2006 Stock Incentive Plan were based on the same performance goals as described above for the 2006 Cash Incentive Plan.

     In January 2007, the Compensation Committee determined that the Company had achieved approximately 75% of its 2006 Stock Incentive Plan goals and awarded 67,095 shares of restricted stock, or 75% of the initial target amount. The shares of restricted stock were issued pursuant to our 2005 Long-Term Incentive Plan with the restrictions on transferability lapsing in equal installments on the one year, two year and three year anniversary of the grant date if employees are still employed by us on such dates, except with respect to Mr. Graves. In connection with the letter agreement entered into with Mr. Graves on his date of resignation, the stock granted to him pursuant to the 2006 Stock Incentive Plan was granted without any restriction on transferability.
     Also in January 2007, the Compensation Committee established the same four corporate performance goals for the 2007 Stock Incentive Plan as were set forth in the 2007 Cash Incentive Plan described above. The number of shares under the 2007 Stock Incentive Plan was initially set at 95,000 shares of restricted stock. As with the 2006 Stock Incentive Plan, the target number of shares was determined by a Longnecker report formula setting forth a dollar value for each management position based on the goal of the Company being at least at the 50th percentile of the comparison group and after taking into account the recommendation of the President and Chief Executive Officer for all persons other than himself. Based on the closing price on the date of the Longnecker report, the Compensation Committee determined how many shares of common stock the dollar value would become if the target were met.
     The target number of shares of restricted stock set in January 2006 and the actual number of shares of restricted stock granted for our named executive officers in January 2007 based on our 2006 results under the our 2006 Stock Incentive Plan and the target awards set in January 2007 under the 2007 Stock Incentive Plan are as follows:

					2007 Stock
	2006 Stock Incentive Plan				Incentive Plan
				Base Price of
	Target 2006			Award on	Target 2007
Named Executive	Award	Actual Award		Grant Date	Award
Officer	(maximum)	(75%)	Grant Date	($/Sh)	(maximum)
G Thomas Graves III — Chief Executive Officer And President	27,900	20,900	January 25, 2007	$27.42	(1)

Nigel J. Lovett- Chief Executive Officer And President	(2)	(2)	(2)	$(2)	40,000 (3)

Douglas W. Weir — Senior Vice President- Chief Financial Officer	10,800	8,100	January 25, 2007	$27.42	12,300

Michael J. FitzGerald Executive Vice President- Exploration and Production	10,500	7,800	January 25, 2007	$27.42	12,300

Charles J. Campise Vice President Accounting and Chief Accounting Officer	3,500	2,600	January 25, 2007	$27.42	6,500

Edward Ramirez Senior Vice President — Exploration and Production (4)	(4)	(4)	(4)	$(4)	8,000

(1)	Mr. Graves resigned on January 25, 2007

(2)	Mr. Lovett was appointed Chief Executive Officer and President on January 25, 2007

(3)	Pursuant to his employment agreement entered into on March 14, 2007, Mr. Lovett is to receive 40,000 shares of restricted stock if all four goals under the 2007 Stock Incentive Plan are met.

(4)	Mr. Ramirez was appointed Senior Vice President, Exploration and Production on March 14, 2007 and was not a named executive officer for 2006. Currently, he is anticipated to be a named executive officer for 2007.

     Under the Stock Incentive Plan for 2005, restricted stock awards were made on January 26, 2006 for achievement of 50% of the corporate performance goals related to 2005. Because these awards were granted in 2006, they are reflected in the Grant of Plan Based Awards table below even though the grants relate to 2005 performance goals.
     In addition to issuing restricted stock in January pursuant to the Stock Incentive Plan for any year, grants of restricted stock under the 2005 Long-Term Incentive Plan may be awarded at the discretion of the Board of Directors in other circumstances. In recognition of his contributions to the Company and to remain competitive within the industry, on May 30, 2006, we issued 40,000 shares of restricted stock to Mr. FitzGerald pursuant to the 2005 Long-Term Incentive Plan. The restrictions on transferability terminate with regard to 10% of the shares on May 30, 2007, 20% of the shares on May 30, 2008, 30% of the shares on May 30, 2009 and the remaining 40% of the shares on May 30, 2010 if Mr. FitzGerald is still an employee on such dates.
     Benefits. We offer a variety of health and welfare programs to all eligible employees, including the named executive officers. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. We provide full time employees, regularly scheduled to work 40 or more hours per week, short and long-term disability and basic life insurance at no cost to the employee. We offer a qualified 401(k) savings and retirement plan. All of our employees, including the named executive officers, are generally eligible for the 401(k) plan. Our contribution to the 401(k) plan is a percentage of the participants’ salary. The amounts of our matching contributions under the 401(k) Plan for 2006 for each of the named executive officers is included in column (i) “All Other Compensation” of the “Summary Compensation Table” of this proxy statement. In addition, in accordance with what we believe to be industry standard, for Messrs. Graves and Weir, we provided an automobile allowance, for Messrs. FitzGerald and Campise, we provided a gasoline allowance and for Mr. Graves we paid club dues and business expenses relating to the use of the clubs and provided an independent contractor to perform personal financial assistance.
     In connection with his becoming our President and Chief Executive Officer, we have agreed to reimburse Mr. Lovett for (i) reasonable personal travel between his New York office, his Connecticut home and our Dallas office, (ii) his reasonable moving and storage costs when he moved to Dallas and (iii) his reasonable moving and storage costs when he moves from Dallas at the end of his employment with us.
     How Elements of Our Compensation Program Are Related to Each Other
     We view the various components of compensation as related but distinct with a significant portion of total compensation reflecting a risk aspect tied to long-term and short-term financial and operational goals. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash or non-cash compensation, or among different forms of non-cash compensation.
     Accounting and Tax Considerations
     In general, we have structured our compensation program to comply with Internal Revenue Code Sections 162(m). Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, unless the compensation is performance based.
     Although we will generally attempt to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Internal

Revenue Code. Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to Statement of Financial Accounting Standard 123R, Share-Based Payment, require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.
     Termination of Employment Arrangements
     In September 2001, Madison Oil Company and Mr. FitzGerald executed an employment agreement, pursuant to which Mr. FitzGerald agreed to remain as Vice President-Exploration and Operations. The employment agreement set Mr. FitzGerald’s annual salary of $185,000 and provided that if his employment terminated for any reason other than for cause or a voluntary resignation and he executed a standard termination agreement upon termination, he would receive his monthly salary for twelve months following his termination and 50% of his unvested stock options would vest on the termination date and he would have one year from the date of his termination to exercise his vested stock options. When Madison Oil Company was acquired by us, we assumed the liabilities under this employment agreement. For 2006, Mr. FitzGerald’s annual salary was $270,000. This employment agreement has been superseded by Mr. FitzGerald’s new employment agreement described below. As of December 31, 2006, there were no other employment agreements with the named executive officers.
     On November 8, 2006, we entered into an agreement with Mr. FitzGerald pursuant to which if a “Change in Control” (as defined below) under the 2005 Long-Term Incentive Plan occurs in which the Company or any subsidiary is a party prior to January 1, 2011 and Mr. FitzGerald is still an employee at such time, Mr. FitzGerald may be granted additional shares of common stock without restrictions on transferability. If the Change of Control occurs and Mr. FitzGerald has not received a grant of restricted stock in either 2009 or 2010, Mr. FitzGerald shall be granted 16,000 shares of common stock. If the Change of Control occurs and Mr. FitzGerald has received a grant of restricted stock in 2009 but has not received a grant of restricted stock in 2010, Mr. FitzGerald shall be granted 8,000 shares of common stock.
     If we are the surviving or resulting corporation in any merger, consolidation or share exchange, any incentive granted pursuant to the 2005 Long-Term Incentive Plan shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of common stock subject to the incentive would have been entitled. In the event of any merger, consolidation or share exchange pursuant to which we are not the surviving or resulting corporation, there shall be substituted for each share of common stock subject to the unexercised portions of outstanding incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to our stockholders in respect to each share of common stock held by them, such outstanding incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, except as may be required to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations or other guidance issued thereunder, all incentives granted pursuant to the 2005 Long-Term Incentive Plan may be canceled by us, in our sole discretion, as of the effective date of any Change in Control in accordance with the terms and provisions of the 2005 Long-Term Incentive Plan providing for notice and possible acceleration of vesting in the discretion of the Board of Directors or the Compensation Committee or payments. In case we shall, at any time while any incentive under the 2005 Long-Term Incentive Plan shall be in force and remain unexpired, (i) sell all or substantially all of our property, or (ii) dissolve, liquidate, or wind up our affairs, then each participant under the 2005 Long-Term Incentive Plan shall be entitled to receive, in lieu of each share of our common stock which such participant would have been entitled to receive under the incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of our common stock.
     A Change in Control is defined in the 2005 Long-Term Incentive Plan as any one of the following: (i) during any period of two (2) consecutive years, individuals who, at the beginning of such period constituted the entire board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of our equity securities) (other than any “group” deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of our current directors (and the “Affiliates” of such directors (as defined below) serving as such as of the date of the plan (collectively, the “Exempt Group”)) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of our then outstanding securities entitled generally to vote for the election of our directors; (iii) the merger or consolidation of us with or into any other entity if we are not the surviving entity (or we are the surviving entity but our voting securities are exchanged for securities of any other entity) and any person or group of persons (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors; or (iv) the sale of all or substantially all of our assets or the liquidation or dissolution of us. Affiliate is defined in the 2005 Long-Term Incentive Plan to mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
     On March 14, 2007, we entered into employment agreements with Nigel Lovett, our current President and Chief Executive Officer, Michael J. FitzGerald, our Executive Vice President, Exploration and Production, Douglas W. Weir, our Senior Vice President and Chief Financial Officer, Edward Ramirez, our Senior Vice President, Exploration and Production and Charles Campise, our Vice President and Chief Accounting Officer.
     Pursuant to his employment agreement, Mr. Lovett is to receive 10,000 shares of common stock on January 25, 2008, 20,000 shares of common stock on January 25, 2009, 30,000 shares of common stock on January 25, 2010 and 40,000 shares of common stock on January 25, 2011. If prior to the end of his fourth year of employment, Mr. Lovett resigns for Good Reason (as defined below), is terminated other than for Cause (as defined below) or a Change of Control (as defined below) occurs and following such Change of Control, Mr. Lovett is terminated without Cause, Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, the shares that have not been granted at that time will be granted to Mr. Lovett.
     If Mr. Lovett is terminated for Cause, as a result of a voluntary resignation that is not for Good Reason or due to a Disability (as defined below), he only receives his annual base salary and payment for earned but unused vacation time through the date of his termination. If Mr. Lovett is terminated without Cause or resigns for Good Reason, Mr. Lovett will be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months and (iii) if we provide medical insurance for our employees, medical insurance premiums for the lesser of two years or until Mr. Lovett’s coverage under our United States medical plan terminates.
     If there is a Change of Control and following such Change of Control, Mr. Lovett is terminated without Cause, Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, all stock awards granted to Mr. Lovett under the 2007 Cash Incentive Plan, which Mr. Lovett will receive at least 50% in the form of common stock, or the 2007 Stock Incentive Plan will be fully vested.
     Pursuant to the employment agreements for Messrs. FitzGerald, Weir, Ramirez and Campise, if any of them is terminated without Cause or resigns for Good Reason, such executive shall be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months and (iii) if we provide medical insurance for our employees, medical insurance premiums for the lesser of two years or until the executive’s coverage under our United States medical plan terminates.
     “Cause” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean (i) the executive’s commission of a dishonest or fraudulent act in connection with the executive’s employment, or the misappropriation of our property; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or crime involving dishonesty; (iii) the executive’s inattention to duties, unsatisfactory performance, or failure to perform the executive duties, provided in each case we give the executive written notice and thirty (30) days to correct the executive’s performance to our satisfaction; (iv) a substantial failure to comply with our policies; (v) a material and willful breach of the executive’s fiduciary duties in any material respect, provided in each case we give the executive written notice and thirty (30) days to correct; (vi) the executive’s failure to comply in any material respect with any legal written directive of our board of directors; or (vii) any act or omission of the executive which is of substantial detriment to us because of the executive’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the executive in good faith to have been in or not opposed to our best interest (without intent of the executive to gain, directly or indirectly, a profit to which the executive was not legally entitled).

     “Disability” for Mr. Lovett is defined to mean a physical or mental condition which, in the judgment of the Board of Directors (excluding the executive, if applicable) prevents the executive from performing the essential functions of the executive’s position with us, even with reasonable accommodation, for a period of not less than ninety (90) consecutive days.
     “Good Reason” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean (i) failure to elect or re-elect or otherwise to maintain the executive in the office or the position, or a substantially equivalent office or position, of or with us (or any successor thereto by operation of law or otherwise), as the case may be, which the executive holds at the effective date of the employment agreement; (ii) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with us which the executive holds at the effective date of the employment agreement, or (B) a reduction in the executive’s annual base salary set forth in the employment agreement received from us and the annual bonus opportunity available to the executive for the year in which the termination occurs under our then existing bonus program applicable to the executive, any of which is not remedied by us within thirty (30) calendar days after receipt by us of written notice from the executive of such change, reduction or termination, as the case may be; (iii) we relocate our principal executive offices (if such offices are the principal location of the executive’s work), or require the executive to have his or her principal location of work changed, to any location that, in either case, is in excess of twenty-five (25) miles from the location thereof at the effective date of the employment agreement; or (iv) without limiting the generality or effect of the foregoing, any material breach of this employment agreement by us or any successor thereto which is not remedied by us within thirty (30) calendar days after receipt by us of written notice from the executive of such breach.
     On January 25, 2007, Mr. G. Thomas Graves III, resigned as our President and Chief Executive Officer. On that date, a letter agreement was executed whereby we provided for the immediate vesting of 50,900 shares of his restricted stock and issued the 20,900 shares of stock granted to him on January 25, 2007 without a vesting requirement. Subsequently, pursuant to the letter agreement, on April 17, 2007, we entered into a Separation and Mutual Release Agreement with Mr. Graves. The Separation and Mutual Release Agreement specified the following (i) $840,000 to be paid as separation pay, of which $385,000 is to be paid in equal installments through December 31, 2007 and the remaining $455,000 is to be paid in a lump sum in 2008 on or before March 14, 2008; (ii) $188,666 to be paid as bonus pay and is to be paid in two equal installments of $94,333 on each of December 31, 2007 and December 31, 2008; and (iii) reimbursement for monthly premium costs incurred under the Consolidated Omnibus Budget Reconciliation Act for a period not to exceed eighteen months.
     Stock Ownership Policy
     Currently the Company does not have a stock ownership policy and does not have a policy that prohibits employees hedging their economic exposure to any shares of the Company stock that they might own.
     Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b) with management. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.
By the Compensation Committee:
J. Mark McLaughlin, Chairman
Nicholas Rostow
H R Sanders
William I. Lee

Summary Compensation Table
     The following table sets forth information regarding the total compensation received by or earned by (i) the Company’s Chief Executive Officer during 2006, (ii) the Company’s Chief Financial Officer during 2006 and (iii) our other executive officers other than the Chief Executive Officer or the Chief Financial Officer in 2006 who were serving as executive officers as of December 31, 2006. This table and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis , which sets forth the objectives and other information regarding the Company’s executive compensation program.

					Non-Equity
				Stock	Incentive Plan
Name and Principle				Awards	Compensation	All Other
Position	Year	Salary	Bonus (1)	(2)	(3)	Compensation		Total
G Thomas Graves III — Chief Executive Officer And President	2006	$420,000	$—	$293,367	$189,000	$75,357	(4)	$977,724

Douglas W. Weir — Senior Vice President- Chief Financial Officer	2006	250,000	—	176,020	93,750	19,886	(5)	539,656

Michael J. FitzGerald Executive Vice President- Exploration and Operations	2006	270,000	—	261,873	89,438	14,736	(6)	636,047

Charles J. Campise Vice President Accounting And Chief Accounting Officer	2006	160,000	50,000	65,953	46,500	11,329	(7)	333,782

(1)	Amount shown represents that the bonus was earned in 2006 even though the bonus payment was made in 2007. On February 12, 2007, in recognition for his efforts in assisting with the restated financial statements for the years-ended December 31, 2003, 2004 and 2005 and the quarters ended March 31, 2006 and June 30, 2006, the Board of Directors authorized the issuance of a special bonus of $50,000 to Mr. Campise.

(2)	Stock awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standard (“SFAS”) 123R, Share-Based Payment, and includes awards granted in prior periods. Our policy and assumptions made in the valuation of share-based payments are contained in note 2 of the consolidated financial statements for the year-ended December 31, 2006 as set forth in our Annual Report on Form 10-K.

(3)	Amounts shown represent the non equity incentive plan compensation earned in 2006. All non-equity incentive plan compensation payments were made in 2007. For further information, see “Cash Incentive Plan.”

(4)	Other compensation consists of (i) premium on a life insurance policy for $16,291, (ii) premium on a long term care policy for $1,999, (iii) premium on temporary or total disability insurance policy of $10,424, (iv) long-term care disability insurance of $2,636, (v) automobile lease, insurance and gas reimbursement of $8,108 related to personal use, (vi) Toreador’s 401(k) matching contribution to employee for $10,900, (vii) club dues and memberships of $8,458 and (viii) payment for a contractor to perform personal financial assistance for $16,541.

(5)	Other compensation consists of (i) premium on a long term care policy for $1,704, (ii) automobile lease, insurance and gas reimbursement of $7,626 related to personal use, (iii) Toreador’s 401(k) matching contribution to employee for $7,900 and (iv) long-term care disability insurance of $2,636.

(6)	Other compensation consists of (i) gas reimbursement of $1,200, (ii) Toreador’s 401(k) matching contribution to employee for $10,900 and (iii) long-term care disability insurance of $2,636.

(7)	Other compensation consists of (i) long-term care disability insurance of $2,109 (ii) gas reimbursement $1,200 and (iii) Toreador’s 401(k) matching contribution to employee for $8,020.
Grants of Plan-Based Awards
     The following table summarizes the 2006 grants of equity and non-equity plan-based awards.
GRANTS OF PLAN BASED AWARDS

			Estimated Possible		Estimated Possible
			Payouts under Non-		Payouts under
			Equity Incentive Plan		Equity Incentive
			Awards (1)		Plan Awards (2)
							All Other
							Stock	Grant
							Awards	Date Fair
							Number	Value of
		Compensation					of Shares	Stock
	Grant	Committee	Target	Maximum	Target	Maximum	of Stock	Awards
Name	Date	Action Date	($)	($)	(#)	(#)	(#)	(5)
G. Thomas			252,000	252,000
Graves III	1/26/06	1/26/06			27,900	27,900
	1/26/06	1/26/06					20,000 (3)	$626,600

Douglas W.			125,000	125,000
Weir	1/26/06	1/26/06			10,800	10,800
	1/26/06	1/26/06					12,000 (3)	$375,960

Michael J. FitzGerald			119,250	119,250
	1/26/06	1/26/06			7,800	7,800
	1/26/06	1/26/06					8,000 (3)	$250,640
	5/30/06	1/26/06					40,000 (4)	$1,112,400

Charles J.			62,500	62,500
Campise	1/26/06	1/26/06			3,500	3,500
	1/26/06	1/26/06					2,000 (3)	$62,660

(1)	Granted pursuant to the 2006 Short-Term Incentive Compensation Plan (Cash Incentive Plan).

(2)	Granted pursuant to the 2006 Long-Term Incentive Plan (Stock Incentive Plan)

(3)	Issued pursuant to the Long-Term Incentive Plan for 2005 (Stock Incentive Plan). Stock was issued under the 2005 Long-Term Incentive Plan.

(4)	Issued under the 2005 Long-Term Incentive Plan.

(5)	The grant date fair value of the stock awards is calculated in accordance with SFAS 123R.
Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table.
     The 2006 Short-Term Incentive Compensation Plan (Cash Incentive Plan) and the 2006 Long-Term Incentive Compensation Plan (Stock Incentive Plan) set forth the following performance goals:

•	Oil and Gas Reserves: Our oil and gas reserves as measured using SEC criteria and reported in our Form 10-K for the year ended December 31, 2006 were to increase by 100% during 2006 from acreage held by us on January 1, 2006.

•	Oil and Gas Production: Our annual oil and gas production for 2006 as reported on Form 10-K for the year ended December 31, 2006 were to equal or exceed 717,766 BOE from acreage held by us on January 1, 2006.

•	General and Administrative Expense: We were to hold general and administrative expenses to a maximum of $9.0 million in 2006, subject to adjustment to accommodate additional general and administrative expenses incurred at the direction of the Board of Directors.

•	Operating Income: Our operating income, defined as oil and gas sales less lease operating expenses, general and administrative expenses and depreciation, depletion and amortization expenses, was to be at least $15.5 million.
     The shares of restricted stock were granted under the Long-Term Incentive Plan for 2005 (Stock Incentive Plan) due to the Company meeting two of the four performance goals under such plan. The two goals that were met were that General and Administrative Expense was less than $6,925,000 million which was less than the original $5.6 million goal plus all budget changes approved by the Board of Directors and operating income was more than $10.0 million, adjusted for depreciation, depletion and amortization expense and dry hole costs. The restrictions on transferability on one-third of the restricted stock lapsed on January 26, 2007 and the restrictions on transferability of the remaining two-thirds of the restricted stock lapse on January 26, 2008 and 2009 if the named executive officers are still employed by us on those dates. Pursuant to the letter agreement with Mr. Graves dated January 25, 2007, the restrictions on transferability on all the shares of restricted stock held by Mr. Graves were removed on January 25, 2007.
     The 40,000 shares of restricted stock granted to Mr. FitzGerald on May 20, 2006 were granted in recognition of his contributions to the Company and for the Company to remain competitive within the industry. The restrictions on transferability terminate with regard to 10% of the shares on May 30, 2007, 20% of the shares on May 30, 2008, 30% of the shares on May 30, 2009 and the remaining 40% of the shares on May 30, 2010 if Mr. FitzGerald is still employed by us on those dates.
     Any dividends that are paid on our common stock are also payable on the restricted stock. The named executive officers have the right to vote all shares of restricted stock held by them.
     All of our employees, including the named executive officers, are generally eligible for the 401(k) plan. Our contribution to the 401(k) plan is a percentage of the participants’ salary.
     Base salary paid and the amount earned under the 2006 Cash Incentive Plan represented from 20% to 63% of the named executive officers’ total compensation as represented in the Summary Compensation Table.
Outstanding Equity Awards at Fiscal Year-End
     The following table summarizes the total outstanding equity awards as of December 31, 2006 for each named executive officer. The market value of the stock awards was based on the closing price of our common stock as of December 29, 2006 (the last trading day of 2006) which was $25.77. The unvested stock awards include the grants of equity awards made in 2006 which are also included in the Grants of Plan-Based Awards Table, all of which were unvested at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
	Number				Market
	Of			Number	Value of
	Securities			Of Shares	Shares
	Underlying			of Stock	of Stock
	Unexercised	Option		That Have	That Have
	Options	Exercise	Option	Not	Not
	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	($)	Date	(#) (1)	($)
G. Thomas Graves III	200,000	$5.00	9/24/08	30,000	$773,100
	50,000	$5.50	10/28/09
Douglas W. Weir	—	—	—	18,000	463,860
Michael J. FitzGerald	—	—	—	57,487	1,481,440
Charles J. Campise	—	—	—	7,333	188,971

(1)	The following table provides the vesting dates as of December 31, 2006 for unvested stock awards.

Vesting Date	G. Thomas Graves III	Douglas W. Weir	Michael J. FitzGerald	Charles J. Campise
January 26, 2007	6,667	4,000	2,667	667
May 19, 2007	5,000	3,000	2,500	2,667
May 30, 2007	—	—	4,000	—
November 7, 2007	—	—	2,243	—
January 26, 2008	6,667	4,000	2,667	667
May 19, 2008	5,000	3,000	2,500	2,666
May 30, 2008	—	—	8,000	—
November 7, 2008	—	—	2,244	—
January 26, 2009	6,666	4,000	2,666	666
May 30, 2009	—	—	12,000	—
May 30, 2010	—	—	16,000	—

Total Unvested Stock Awards	30,000	18,000	57,487	7,333
Option Exercises and Stock Vested in 2006
     The following table summarizes for the named executive officers in 2006 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and the value realized, each before payout of any applicable withholding tax.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired on	Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
G. Thomas Graves III	—	$—	5,000	$142,950
Michael J. FitzGerald	46,000	1,028,060	4,743	122,100
Douglas W. Weir	20,000	410,100	3,000	85,770
Charles J. Campise	—	—	2,667	76,250
Potential Payments Upon Termination or Change in Control
     See “Compensation Discussion and Analysis — Termination of Employment Arrangements” regarding the Employment Agreement with Mr. FitzGerald dated September 2001 and the Change of Control Agreement dated November 8, 2006.
     Assumed Termination at December 31, 2006. Since all of Mr. FitzGerald’s stock options had vested by December 31, 2006, if on December 31, 2006, Mr. FitzGerald had terminated his employment other than for cause or a voluntary resignation and he executed a standard termination agreement, he would have been entitled to receive $270,000 as his salary for one year pursuant to his 2001 employment agreement and pursuant to the November 8, 2006 Change of Control Agreement would have received common stock worth $412,320 based on the closing price of our common stock of $25.77 on December 29, 2006, which was the last trading day of the year.
     At December 31, 2006, there were no other employment agreements or change in control agreements with our named executive officers; therefore, at December 31, 2006, there would have been no payments due to any other named executive officer if there had been a termination of employment or a Change of Control on December 31, 2006.
     Employment Agreements at March 14, 2007. On March 14, 2007, we approved employment agreements with Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise.
     Mr. Lovett’s employment agreement is effective as of January 25, 2007, has a term of one year and a base annual salary of $360,000. In addition, if all four of the goals set forth in our 2007 Cash Incentive Plan are met, Mr. Lovett is entitled to receive a bonus, in cash and stock, of $252,000, with Mr. Lovett determining which portion of the bonus is to be received in common stock or cash so long as the amount received in common stock is at least 50% of the bonus. The four goals are as follows: (i) attain 150% of 2006 oil and gas reserves, based on fully diluted shares at December 31, 2006 and 2007, on a BOE basis; (ii) increase annual production by 50% or more of the 2006 production on a BOE basis; (iii) general and administrative expenses for 2007 may not exceed $10 million, (excluding payments to Mr. Graves in connection with his resignation as described below); and (iv) operating income is greater than $30 million, (excluding payments to Mr. Graves in connection with his resignation as described below). If all four goals are not met, our Compensation Committee will determine what amount of bonus should be paid under the 2007 Cash Incentive Plan. In addition, if the same four goals under our 2007 Stock Incentive Plan are met, Mr. Lovett is entitled to receive 40,000 shares of restricted common stock which shares vest equally over three years beginning on the first anniversary of the date of the award. If all four goals are not met, our Compensation Committee will determine the number of shares of restricted common stock to issue to Mr. Lovett. We also agreed to reimburse Mr. Lovett for (i) reasonable personal travel between his New York office, his Connecticut home and our Dallas office, (ii) his reasonable moving and storage costs when he moves to Dallas and (iii) his reasonable moving and storage costs when he moves from Dallas at the end of his employment with us.
     As an inducement to Mr. Lovett becoming our President and Chief Executive Officer, we agreed to grant him 10,000 shares of common stock at the end of Mr. Lovett’s first year of employment, 20,000 shares at the end of his second year of employment, 30,000 shares at the end of his third year of employment and 40,000 shares at the end of his fourth year of employment. It is currently contemplated that these grants will be made pursuant to the 2005 Long-Term Incentive Plan. If prior to the end of his fourth year of employment, Mr. Lovett resigns other than for Good Reason (as defined below), is terminated for Cause (as defined below) or because of his death or Disability (as defined below), the shares that have not been granted at that time will be forfeited. However, if prior to the end of his fourth year of employment, Mr. Lovett is terminated for other than Cause, he resigns for Good Reason, or a Change of Control (as defined below) occurs and following such Change of Control, Mr. Lovett is terminated without Cause, Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, the shares that have not been granted at that time will be granted to Mr. Lovett.
     If Mr. Lovett is terminated for Cause, as a result of a voluntary resignation that is not for Good Reason or due to a Disability, he will only receive his annual base salary and payments for earned but unused vacation time through the date of his termination. If Mr. Lovett is terminated without Cause or resigns for Good Reason, Mr. Lovett will be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months, and (iii) if we provide medical insurance for our employees, medical insurance premiums for the lesser of two years or until Mr. Lovett’s coverage under our United States medical plan terminates.
     If there is a Change of Control and following such Change of Control, Mr. Lovett is terminated without Cause, Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, all the stock awards granted to Mr. Lovett under our 2007 Cash Incentive Plan and 2007 Stock Incentive Plan will be fully vested.
     Each of the employment agreements of Messrs. FitzGerald, Weir, Ramirez and Campise is effective as of March 14, 2007, has a term of one year and a base annual salary for Mr. FitzGerald of $275,000, Mr. Weir of $255,000, Mr. Ramirez of $220,500 and Mr. Campise of $168,000.
     If one of these executives is terminated for Cause, as a result of a voluntary resignation that is not for Good Reason or due to a Disability, such will only receive his annual base salary and payments for earned but unused vacation time through the date of his termination. If one of these executives is terminated without Cause or resigns for Good Reason, such executive shall be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months, and (iii) if we provide medical insurance for our employees, medical insurance premiums for the lesser of two years or until the executive’s coverage under our United States medical plan terminates.
     “Cause” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean (i) the executive’s commission of a dishonest or fraudulent act in connection with the executive’s employment, or the misappropriation of our property; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or crime involving dishonesty; (iii) the executive’s inattention to duties, unsatisfactory performance, or failure to perform the executive duties hereunder, provided in each case we give the executive written notice and thirty (30) days to correct the executive’s performance to our satisfaction; (iv) a substantial failure to comply with our policies; (v) a material and willful breach of the executive’s fiduciary duties in any material respect, provided in each case we give the executive written notice and thirty (30) days to correct; (vi) the executive’s failure to comply in any material respect with any legal written directive of our board of directors; or (vii) any act or omission of the executive which is of substantial detriment to us because of the executive’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the executive in good faith to have been in or not opposed to our best interest (without intent of the executive to gain, directly or indirectly, a profit to which the executive was not legally entitled).
     “Change in Control” for Mr. Lovett is defined to mean any one of the following, except as otherwise provided herein: (i) during any period of two (2) consecutive years, individuals who, at the beginning of such period constituted the entire board of directors, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by our stockholders, of each new director was approved by a vote of a least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of our equity securities (other than any “group” deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of our current directors (and the “Affiliates” of such directors, as that term is defined below) serving as such as of May 19, 2005 (collectively, the “Exempt Group”)) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of our then outstanding securities entitled generally to vote for the election of our directors; (iii) the merger or consolidation of us with or into any other entity if we are not the surviving entity (or we are the surviving entity but our voting securities are exchanged for securities of any other entity) and any person or group of persons (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors; or (iv) the sale of all or substantially all of our assets or the liquidation or dissolution of us. For purposes of this definition, the term “Affiliate” with respect to any person shall mean any person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Notwithstanding the foregoing provisions of this definition, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the definition of “Change in Control” is the definition provided for under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations or other guidance issued thereunder.
     “Disability” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean a physical or mental condition which, in the judgment of the board of directors (excluding the executive, if applicable) prevents the executive from performing the essential functions of the executive’s position with us, even with reasonable accommodation, for a period of not less than ninety (90) consecutive days.
     “Good Reason” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean (i) failure to elect or reelect or otherwise to maintain the executive in the office or the position, or a substantially equivalent office or position, of or with us (or any successor thereto by operation of law or otherwise), as the case may be, which the executive holds at the effective date of the employment agreement; (ii) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with us which the executive holds at the effective date of the employment agreement, or (B) a reduction in the executive’s annual base salary set forth in the employment agreement received from us and the annual bonus opportunity available to the executive for the year in which the termination occurs under our then existing bonus program applicable to the executive, any of which is not remedied by us within thirty (30) calendar days after receipt by us of written notice from the executive of such change, reduction or termination, as the case may be; (iii) we relocate our principal executive offices (if such offices are the principal location of the executive’s work), or require the executive to have his or her principal location of work changed, to any location that, in either case, is in excess of twenty-five (25) miles from the location thereof at the effective date of the employment agreement; or (iv) without limiting the generality or effect of the foregoing, any material breach of this employment agreement by us or any successor thereto which is not remedied by us within thirty (30) calendar days after receipt by us of written notice from the executive of such breach.
     Severance Payments to former CEO. On January 25, 2007, Mr. G. Thomas Graves III, resigned as our President and Chief Executive Officer. On that date, a letter agreement was executed whereby we provided for the immediate vesting of 50,900 shares of his restricted stock and issued the 20,900 shares of stock granted to him on January 25, 2007 without a vesting requirement. Subsequently, pursuant to the letter agreement, on April 17, 2007, we entered into a Separation and Mutual Release Agreement with Mr. Graves. The Separation and Mutual Release Agreement specified the following (i) $840,000 to be paid as separation pay, of which $385,000 is to be paid in equal installments through December 31, 2007 and the remaining $455,000 is to be paid in lump sum in 2008 on or before March 14, 2008; (ii) $188,666 to be paid as bonus pay and is to be paid in two equal installments of $94,333 each on December 31, 2007 and December 31, 2008; and (iii) reimbursement for monthly premium costs incurred under the Consolidated Omnibus Budget Reconciliation Act for a period not to exceed eighteen months.
     Change in Control Arrangements. If we shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any incentive granted pursuant to the 2005 Long-Term Incentive Plan shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of common stock subject to the incentive would have been entitled. In the event of any merger, consolidation or share exchange pursuant to which we are not the surviving or resulting corporation, there shall be substituted for each share of common stock subject to the unexercised portions of outstanding incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to our stockholders in respect to each share of common stock held by them, such outstanding incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, except as may be required to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations or other guidance issued thereunder, all incentives granted pursuant to the 2005 Long-Term Incentive Plan may be canceled by us, in our sole discretion, as of the effective date of any Change in Control in accordance with the terms and provisions of the 2005 Long-Term Incentive Plan providing for notice or payments. In case we shall, at any time while any incentive under the 2005 Long-Term Incentive Plan shall be in force and remain unexpired, (i) sell all or substantially all of our property, or (ii) dissolve, liquidate, or wind up our affairs, then each participant under the 2005 Long-Term Incentive Plan shall be entitled to receive, in lieu of each share of our common stock which such participant would have been entitled to receive under the incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of our common stock.
     A Change in Control is defined in the 2005 Long-Term Incentive Plan as any one of the following: (i) during any period of two (2) consecutive years, individuals who, at the beginning of such period constituted the entire board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of equity securities of Toreador) (other than any “group” deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of the current directors of Toreador (and the “Affiliates” of such directors (as defined below) serving as such as of the date of the plan (collectively, the “Exempt Group”)) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of our then outstanding securities entitled generally to vote for the election of our directors; (iii) the merger or consolidation of us with or into any other entity if we are not the surviving entity (or we are the surviving entity but voting securities of us are exchanged for securities of any other entity) and any person or group of persons (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors; or (iv) the sale of all or substantially all of our assets or the liquidation or dissolution of us. Affiliate is defined in the 2005 Long-Term Incentive Plan to mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

Director Compensation
The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.
2006 Director Compensation Table

	Fees Earned or	Stock
Name	Paid in Cash	Awards(1)	Total
Alan D. Bell	$15,250	$29,213	$44,463
David M. Brewer	34,750	68,022	102,772
Herbert L. Brewer	38,000	68,022	106,022
Peter L. Falb	32,500	68,022	100,522
Thomas P. Kellogg	6,250	37,019	43,269
William I. Lee	32,500	68,022	100,522
Nigel J. Lovett	25,500	57,349	82,849
John Mark McLaughlin	41,500	68,022	109,522
Nicholas Rostow	28,500	57,349	85,849
H.R Sanders, Jr.	46,500	68,022	114,522
Herbert C. Williamson III	31,500	57,349	88,849

(1)	Stock awards are for restricted stock awarded in 2006 and the dollar amounts reflect the amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R. Our policy and assumptions made in the valuation of share-based payments are contained in note 2 to our consolidated financial statements for the year-ended December 31, 2006 as set forth in our Annual Report on Form 10-K. The grant date fair value of the stock awards for (i) each of Messrs. Sanders, Lee, Herbert Brewer, David Brewer, McLaughlin and Falb was $125,870; (ii) each of Messrs. Lovett, Rostow and Williamson was $98,303; and (iii) Mr. Bell was $70,110. The grant date fair value is calculated in accordance with SFAS 123R.

(2)	As of December 31, 2006, Messrs. Bell, D. Brewer, H. Brewer, Falb, Lee, Lovett, McLaughlin, Rostow, Sanders and Williamson had shares of restricted stock totaling 3,000, 4,898, 4,898, 4,898, 4,898, 3,750, 4.898, 3,750, 4,898, and 3,750, respectively. As of December 31, 2006, Messrs. D. Brewer, H. Brewer, Falb, Lee, McLaughlin, and Sanders had stock options exercisable into 79,500, 50,000, 5,000, 15,000, 120,000 and 26,000 shares of common stock, respectively.
     We pay an annual stipend of $15,000 to each non-employee director. We pay each non-employee director $2,000 for each regularly scheduled Board of Directors meeting such director attends and reimburse directors for reasonable travel expenses. We pay each non-employee director $1,500 for each telephonic Board of Directors meeting in which such director participates. We pay each member of the committees of the Board of Directors $1,500 per meeting such member attends, unless the committee meeting is held in conjunction with a meeting of the Board of Directors, in which case we pay $500. Until March 14, 2007, we paid the chairman of the Audit Committee $30,000 annually. Beginning on March 14, 2007, we increased the annual payment to the chairman of the Audit Committee to $50,000 and agreed to grant him an additional 1,000 shares of restricted stock with the restrictions on transferability lapsing on the one year anniversary of the grant date if the chairman of the audit committee is still a director on such date. The chairmen of all other committees of the Board of Directors receive $3,000 annually. Additionally, at the annual meeting of directors, which is usually held in May, each non-employee director receives 3,000 shares of restricted stock with the restrictions on transferability lapsing on the one year anniversary of the grant date.

     On August 9, 2006 Mr. Bell was granted 3,000 shares of restricted stock upon his election to the Board of Directors, with the restrictions on transferability lapsing on the one year anniversary of the date of grant if Mr. Bell is still a director on such date. In recognition of their election on January 30, 2006 to the Board of Directors, on November 8, 2006 Messrs. Lovett, Rostow and Williamson were granted 750 shares of restricted stock with the restrictions on transferability lapsing on January 30, 2007, the one year anniversary of their election to the Board of Directors.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth information as of December 31, 2006 with respect to compensation plans under which shares of our common stock may be issued.

Number of
securities
remaining
available for
future issuance
	Number of	Weighted-	under equity
	securities to be	average	compensation
	issued upon	exercise	plans
	exercise of	price of	(excluding
	outstanding	outstanding	securities
	options,	options,	reflected in the
	warrants and	warrants	first
Plan Category	rights	and rights	column)(1)
Equity compensation plans approved by security holders	673,870	$5.13	541,823 (2)
Equity compensation plans not approved by security holders	98,760 (3)	$19.82	—
Total	772,630	$7.01	541,823

(1)	Pursuant to the Agreement and Plan of Merger dated as of October 3, 2001 relating to the acquisition of Madison Oil Company, certain warrants of Madison Oil Company became warrants to acquire common stock of Toreador. As of December 31, 2006, there were warrants outstanding exercisable into 6,490 shares of Toreador common stock with a weighted-average exercise price of $7.08.

(2)	Of the 541,823 shares available for future issuance, 421,615 shares are available under the 2005 Long-Term Incentive Plan which permit the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards.

(3)	Natexis Banques Populaires has a warrant dated July 11, 2005 to purchase 50,000 shares of Toreador common stock at any time on or prior to December 23, 2009 at an exercise price of $27.40 per share. Mr. Lovett has a warrant dated July 22, 2004 to purchase 12,800 shares of Toreador common stock at any time on or prior to July 22, 2009 at an exercise price of $8.20 per share. Mr. Rich Brand has a warrant originally dated July 22, 2004 to purchase 23,600 shares of Toreador common stock at any time on or prior to July 22, 2009 at an exercise price of $8.20 per share. Mr. Brent Tabor has a warrant originally dated January 31, 2001 to purchase 2,360 shares of Toreador common stock at any time on or prior to September 1, 2010 at an exercise price of $5.37 per share. ParCon Consulting has a warrant dated January 3, 2006 to purchase 10,000 shares of Toreador Common stock at any time on or prior to January 3, 2011 at an exercise price of $27.65.
EXECUTIVE OFFICERS
     As of April 27, 2007, the executive officers of Toreador consist of:

•	Nigel J. Lovett, President and Chief Executive Officer since January 25, 2007(1);

•	Mr. Douglas W. Weir, Senior Vice President-Chief Financial Officer since February 1999;

•	Mr. Michael J. FitzGerald, Executive Vice President-Exploration and Production since March 14, 2007; formerly Senior Vice President-Exploration and Production from December 31, 2001 to March 14, 2007;

•	Mr. Edward Ramirez, Senior Vice President-Exploration and Production since March 14, 2007; and

•	Mr. Charles J. Campise, Vice President-Accounting and Chief Accounting Officer since May 18, 2005.

(1)	Mr. Lovett was appointed President and Chief Executive Officer of Toreador following the resignation of G. Thomas Graves III on January 25, 2007. Mr. Graves was President and Chief Executive officer of Toreador from July 1998 to January 25, 2007.
     Prior to his current position, Mr. Weir, 49, was Chief Financial Officer from 1996 until June 2002 of Wilco and was Controller of Wilco from 1991 to 1995. From February 1999 until June 2002, he served as Chief Financial Officer of both Toreador and Wilco. From January 1999 until he ceased to be the Chief Financial Officer of Wilco in June 2002, he did not receive payment for being the Chief Financial Officer of Wilco.
     Prior to his current position, Mr. FitzGerald, 56, was Senior Vice President-Exploration and Production of Toreador from December 31, 2001 to March 14, 2007. From 1993 through December 31, 2001, he was Vice President — Exploration and Production for Madison Oil Company. From 1978 to 1991, he was responsible for exploration in the North Sea, France and Holland for Triton.
     Prior to his current position, Mr. Ramirez, 56, was Vice President, Technical, for Toreador since joining the Company in December 31, 2001 as part of the Madison Oil acquisition. Prior to joining Toreador on December 31, 2001, Mr. Ramirez had been Vice President-Technical for Madison Oil Company since 1993. From 1989 through 1993, he was international marketing manager and international coordinator at Schlumberger/Geco-Prakla. From 1980-89, he was a geophysicist and geophysical manager for Triton.
     Prior to his current position, Mr. Campise, 56, was Corporate Controller of Transmeridian Exploration from December 2003 until May 2005. Beginning in July 2002, he performed independent accounting and financial consulting until joining Transmeridian Exploration in December 2003. From April 2001 to June 2002, he served as the Finance Director and as a member of the Board of Directors of an Apache Corporation Joint Venture Company in Cairo, Egypt. From January 1998 to December 2001, he served as a Vice President of Finance and Administration for Ocean Energy Cote d’Ivoire.
     For the business background of Mr. Lovett, who is a director of Toreador, see “Nominees for Directors” above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of April 26, 2007, the beneficial ownership of common stock and Series A-1 Convertible Preferred Stock of the Company (the only equity securities of Toreador presently outstanding) by (i) each named executive officer, director and each nominee for director of Toreador, (ii) each person who was known to Toreador to be the beneficial owner of more than five percent of the outstanding shares of common stock and (iii) directors and executive officers of Toreador as a group (14 persons). Nigel J. Lovett, President and Chief Executive Officer since January 25, 2007, Douglas W. Weir, Senior Vice President-Chief Financial Officer since February 1999, Michael J. FitzGerald, Executive Vice President — Exploration and Production since March 14, 2007, formerly Senior Vice President-Exploration and Operations since December 31, 2001, Charles J. Campise, Vice President-Accounting and Chief Accounting Officer since May 18, 2005, and Edward Ramirez, Senior Vice President — Exploration and Production, since March 14, 2007, are currently the only executive officers of Toreador. Except as otherwise indicated, the address for each beneficial owner is 4809 Cole Avenue, Suite 108, Dallas, Texas 75205. The applicable percentage ownership is based on 19,373,826 shares of common stock issued as of April 26, 2007, plus, on an individual basis, the right of that individual to obtain common stock upon exercise of stock options or warrants or conversion of Series A-1 Convertible Preferred Stock within 60 days of April 26, 2007.

					Series A-1 Preferred Stock
	Common Stock Beneficially Owned				Beneficially Owned
	Number of		Percent of		Number of		Percent of
	Shares		Class		Shares		Class
John Mark McLaughlin	299,734	(1)	1.54	%(1)	—		—
Peter L. Falb	729,357	(2)	3.76	%(2)	—		—
William I. Lee	1,228,357	(3)	6.23	%(3)	51,000	(3)	70.83	%(3)
HR Sanders, Jr.	41,850	(4)	—	*	1,000	(4)	1.39	%(4)
David M. Brewer	1,469,594	(5)	7.56	%(5)	10,000	(5)	13.89	%(5)
Herbert L. Brewer	413,977	(6)	2.12	%(6)	20,000	(6)	27.78	%(6)
Nigel J. Lovett	27,050	(7)	—	*	—		—
Nicholas Rostow	3,750		—	*	—		—
Herbert C. Williamson III	3,750		—	*	—		—
Alan Bell	3,000		—	*	—		—
Michael J. FitzGerald	67,530		—	*	—		—
Douglas W. Weir	26,600		—	*	—		—
Charles J Campise	12,695		—	*	—		—
Edward Ramirez	59,980		—	*	—		—

G. Thomas Graves III	19,800		—	*

All directors and executive officers as a group (14 persons)	4,387,224	(8), (9)	21.82	%(8)	72,000	(10)	100.00	%(10)

Beneficial owners of 5% or more:
Wilco Properties, Inc., 4809 Cole Ave., Suite 107, Dallas, Texas 75205	1,228,357	(3)	6.23	%(3)	51,000	(3)	70.83	%(3)
David M. Brewer and Joseph E. Griesedieck, III c/o The Madison Group, 590 Madison Avenue, 21 st Floor, New York, NY 10022	1,469,594	(5)	7.56	%(5)	—		—
Wasatch Advisors Inc, 150 Social Hall Avenue, 4 th Floor, Salt Lake City, Utah 84111	2,295,002	(11)	11.85	%(11)	—		—
Capital Ventures International, One Capitol Place, P.O. Box 1787 GT, Grand Cayman, Cayman Islands, British West Indies, and Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111	1,066,666	(12)	5.50	%(12)	—		—
Goldman Sachs & Co., 85 Broad Street, New York, NY 10004	1,066,666	(13)	5.50	%(13)	—		—

*	Less than one percent

(1)	Includes 120,000 shares of common stock that Mr. McLaughlin has the right to acquire upon the exercise of options within 60 days of April 26, 2007.

(2)	The beneficial ownership includes 212,802 shares of common stock owned directly and indirectly by Mr. Falb, and 5,000 shares of common stock that Mr. Falb has the right to acquire upon exercise of options within 60 days of April 26, 2007. Also includes 511,555 shares that Mr. Falb has shared voting and shared dispositive power with Firethorn I Limited Partnership, a Massachusetts limited partnership, and Dane, Falb, Stone & Co., Inc., a Massachusetts corporation. The information regarding Mr. Falb’s beneficial ownership of Toreador’s common stock is based on the Form 4s filed by Mr. Falb through April 26, 2007 and on information provided directly by Mr. Falb.

(3)	Includes 137,650 shares of common stock beneficially owned by Wilco Properties, Inc. (“Wilco”) and 1,090,707 shares of common stock beneficially owned by Mr. Lee. Mr. Lee and Wilco may be deemed to be acting in concert with respect to the shares of common stock beneficially owned by each. Shares of common stock beneficially owned by Mr. Lee include: (i) the 825,707 shares owned directly by Mr. Lee; (ii) 250,000 shares of common stock issuable to Mr. Lee upon conversion of the Series A-1 Convertible Preferred Stock; and (iii) 15,000 shares of common stock which Mr. Lee has the right to acquire upon exercise of options within 60 days of April 26, 2007. Mr. Lee may be deemed to have shared voting power and shared dispositive power over (i) 68,900 shares of common stock owned by Wilco; and (ii) 68,750 shares of common stock issuable upon conversion of Series A-1 Convertible Preferred Stock issued to Wilco. The information regarding Mr. Lee’s and Wilco’s beneficial ownership of Toreador’s common stock is based on a Schedule 13D filed by Mr. Lee and Wilco with the SEC on June 2, 1997, as amended through Amendment No. 14 thereto filed on September 1, 2005, the Form 4s filed by Mr. Lee through April 26, 2007 and on information provided by Mr. Lee.

(4)	Includes 35,600 shares of common stock held directly by Mr. Sanders, along with 6,250 shares of common stock with respect to which Mr. Sanders has the right to acquire upon conversion of shares of Series A-1 Convertible Preferred Stock. The information regarding Mr. Sanders’ ownership of common stock is based on the Form 4s filed by Mr. Sanders through April 26, 2007 and on information provided by Mr. Sanders

(5)	Includes (i) 1,271,861 shares of common stock held directly by Mr. David Brewer, (ii) 10,000 shares of common stock held by a profit sharing plan for Mr. David Brewer, (iii) 45,733 shares held directly by JD Associates, an investment joint venture formed by Messrs. David Brewer and Joseph E. Griesedieck, III, (iv) 62,500 shares which may be acquired upon conversion of the Series A-1 Convertible Preferred Stock which are beneficially owned through the Herbert L. and Paulyne Brewer 1992 Trust, and (v) 79,500 shares of common stock with respect to which Mr. David Brewer has the right to acquire upon exercise of options within 60 days of April 26, 2007. Mr. David Brewer may be deemed to have sole voting and dispositive power over 1,361,361 shares of common stock and shared voting and dispositive power over 108,233 shares of common stock. Messrs. David Brewer and Griesedieck have expressly disclaimed beneficial ownership of any shares owned directly or indirectly by the other, except for the 45,733 shares held by JD Associates. Mr. David Brewer also disclaims beneficial ownership of shares of Toreador common stock owned directly or indirectly by Mr. Herbert Brewer other than the shares of Series A-1 Convertible Preferred Stock held by the Herbert L. and Paulyne Brewer 1992 Trust. The information regarding the beneficial ownership of Toreador’s common stock of Messrs. David Brewer and Griesedieck is based on a Schedule 13D filed with the SEC on January 9, 2002, as amended by Messrs. David Brewer and Griesedieck through Amendment 5 thereto filed on November 2, 2005, the Form 4s filed by Mr. David Brewer through April 27, 2007, the Form 4s filed by Mr. Griesedieck through April 26, 2007 and on information provided by Mr. David Brewer

(6)	Includes (i) 238,977 shares of common stock held directly by Mr. Herbert Brewer, (ii) 50,000 shares of common stock with respect to which Mr. Herbert Brewer has the right to acquire upon exercise of options within 60 days of April 26, 2007, and (iii) 125,000 shares of common stock which may be acquired by Mr. Herbert Brewer upon conversion of the Series A-1 Convertible Preferred Stock of which 62,500 shares are beneficially owned through the Herbert L. and Paulyne Brewer 1992 Trust. Mr. Herbert Brewer may be deemed to have sole voting and dispositive power over 351,477 shares of common stock and shared voting and dispositive power over 62,500 shares of common stock. Mr. Herbert Brewer has disclaimed beneficial ownership of any shares owned directly or indirectly by Mr. David Brewer other than the shares of Series A-1 Convertible Preferred Stock held by the Herbert L. and Paulyne Brewer 1992 Trust and has advised Toreador that he also does not act in concert in any manner with Mr. David Brewer with respect to their investments in Toreador. The information regarding the beneficial ownership of Toreador’s common stock of Mr. Herbert Brewer is based on a Schedule 13D filed with the SEC, as amended by Mr. Herbert Brewer through Amendment 5 thereto file on November 2, 2005, the Form 4s filed by Mr. Herbert Brewer through April 26, 2007 and on information provided by Mr. Herbert Brewer.

(7)	Includes 12,800 shares of common stock that Mr. Lovett has the right to acquire upon exercise of a warrant within 60 days of April 26, 2007.

(8)	Includes (i) 269,500 shares of common stock that are subject to stock options exercisable within 60 days of April 26, 2007, held by the fourteen directors and executive officers, (ii) 450,000 shares of common stock assuming the conversion of the shares of Series A-1 Convertible Preferred Stock issued to Wilco, the Herbert L. and Paulyne Brewer 1992 Trust, and Messrs. Herbert Brewer, Sanders and Lee and (iii) 12,800 shares of common stock assuming the exercise of a warrant by Mr. Lovett.

(9)	As of April 26, 2007, two directors had an aggregate of 1,345,296 shares in margin accounts with outstanding credit lines or loans.

(10)	Consists of the 72,000 shares of Series A-1 Convertible Preferred Stock issued to Wilco, the Herbert L. and Paulyne Brewer 1992 Trust and Messrs. Herbert Brewer, Sanders and Lee.

(11)	Wasatch Advisors, Inc. has sole voting and investment power over 2,295,002 shares of common stock on behalf of Wasatch Small Cap Growth Fund, Wasatch Small Cap Value Fund, Wasatch Micro Cap Value Fund and other separate accounts. Based on Schedule 13G filings through April 26, 2007 and the shares outstanding on April 26, 2007.

(12)	Capital Ventures International and Heights Capital Management, Inc. have shared voting and dispositive power over 1,066,666 shares of common stock. Based on Schedule 13G filings through April 26, 2007, information provided by Capital Ventures International and Heights Capital Management, Inc. and the shares outstanding on April 26, 2007.

(13)	Goldman Sachs has shared voting and dispositive power over 1,066,666 shares of common stock. Based on information provided by Goldman Sachs and the shares outstanding on April 26, 2007.
     Except as otherwise indicated above, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment power with respect to such shares.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors appointed Grant Thornton as Toreador’s independent registered public accounting firm on June 6, 2006 following the resignation of the firm’s previous independent registered public accounting firm, Hein & Associates LLP (“Hein”) on May 15, 2006. Grant Thornton was engaged to perform audits of the Company’s restated financial statements for the years ended December 31, 2003, 2004 and 2005 and to audit the financial statements of Toreador for the year ended December 31, 2006. Hein previously audited the financial statements of Toreador for the year ended December 31, 2003, 2004 and 2005. Hein’s reports on the Company’s consolidated financial statements as of December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2005 and 2004, and through May 15, 2006, there were no disagreements with Hein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hein’s satisfaction, would have caused Hein to make reference thereto in its reports on the financial statements for such years and for the three months ended March 31, 2006. During the fiscal years ended December 31, 2005 and 2004, and through May 15, 2006, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses:
     For the year ended December 31, 2004 and for the three months ended March 31, 2005, Hein advised Toreador’s Audit Committee that internal control deficiencies relating to (i) the limited review of sensitive calculations prepared by Toreador’s controller, (ii) the failure to establish review procedures to detect errors in the calculation of foreign depletion, (iii) the lack of adequate review and challenge of investee’s revenue recognition as reflected in investee’s unconsolidated financial statements and (iv) the failure of Toreador’s Compensation Committee to prepare timely written minutes from meetings occurring in 2004 constituted material weaknesses as defined in Statement of Auditing Standards No. 60. Certain of these internal control weaknesses may have also constituted material weaknesses in our disclosure controls. Due to these material weaknesses, Toreador, in preparing its financial statements for the year ended December 31, 2004, performed additional disclosure procedures relating to these items to ensure that such financial statements were stated fairly in all material respects in accordance with U.S. generally accepted accounting principles.
     For the three and nine months ended September 30, 2005, Hein reported to the Toreador Audit Committee that internal control deficiencies relating to the lack of adequate review and challenge of an investee’s revenue recognition as reflected in its financial statements constituted a material weakness.
     For the year ended December 31, 2005, Hein advised the Toreador Audit Committee of three material weaknesses, which were as follows: (i) the review of sensitive calculations and spreadsheets was insufficient to detect errors in such calculations and spreadsheets; (ii) during the audit of the statutory accounts of Toreador’s French affiliate, several audit adjustments were recorded to the statutory accounts, which affected the tax basis of Toreador’s French oil and gas properties and (iii) information technology system lacked adequate security and access controls resulting in inadequate segregation of duties and thus needed improvement in its global application which constituted a material weakness.
     For the three months ended March 31, 2006, Hein advised the Toreador Audit Committee that the information technology system lacked adequate security and access controls resulting in inadequate segregation of duties and thus needed improvement in its global application.
     None of the events disclosed above led to a disagreement or difference of opinion between Hein and Toreador. Hein has been authorized to fully respond to any inquiries of Toreador’s future independent registered public accounting firms concerning such material weaknesses.
     Toreador provided a copy of the Current Report on Form 8-K to Hein and asked Hein to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements as promptly as possible so that the Company could file the letter with the Securities and Exchange Commission within ten business days of the date of the original Current Report on Form 8-K. Toreador received the May 25, 2006 letter from Hein and filed the letter on an amendment to the original Current Report on Form 8-K within two business days of receipt of the letter from Hein.
     Prior to hiring Grant Thornton on June 6, 2006, during Toreador’s fiscal years ended December 31, 2005 and 2004 and through June 6, 2006, Toreador did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.
     The Audit Committee of the Board of Directors has selected Grant Thornton as Toreador’s independent registered public accounting firm for the year ending December 31, 2007.
     A representative of Grant Thornton is expected to be present at the Annual Meeting of Stockholders. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate stockholder questions.
Fees Billed by Grant Thornton During Fiscal Year 2006 and Hein During 2005

	2006	2005
Audit Fees (1)	$2,031,000	$611,308
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$2,031,000	$611,308

(1)	Represents fees billed for the audit of Toreador’s annual financial statements included in Form 10-K, audit of internal control pursuant to Sarbanes-Oxley Section 404, review of quarterly financial statements included in Forms 10-Q, review of filings on Form S-3 and Form S-8, as well as comfort letter issuances. Fees billed in 2006 also represent fees for the restated 10-K/A for the years ended December 31, 2005, 2004 and 2003 and reviews of the restated 10-Q/A for the quarters ended March 31, 2006 and June 30, 2006. The 2006 fees only include fees billed by Grant Thornton.
Pre-Approval Policies
     As required by the Sarbanes-Oxley Act, all audit and non-audit services performed by independent registered public accounting firms must be pre-approved by Toreador’s Audit Committee unless the pre-approval provision is waived in applicable securities rules and regulations of the SEC. The Audit Committee may delegate to one or more members of the Committee the authority to grant pre-approval of non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services will be presented to the full Audit Committee for its approval at its next scheduled meeting.
     None of the services disclosed under “Audit Fees” were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the SEC.
     During fiscal year 2006, the Audit Committee approved 100% of the total fees that were paid to Grant Thornton and Hein.
Board of Directors’ Recommendation
     Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2007 is not required by our bylaws or otherwise. We are submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change could be in the best interest of our stockholders.
The Board of Directors recommends a vote FOR the ratification of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Please see our discussion under “Compensation Committee Interlocks and Insider Participation” above.
     Related Party Transaction Policy
     In addition to the Board of Directors’ Corporate Governance Guidelines that address board independence requirements and the obligations of the directors, officers and employees under our Code of Ethical Conduct and Business Practices, both available at www.toreador.net, the Board of Directors has adopted a written policy with respect to the review, approval or ratification of related party transactions. Our policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving the Company and any executive officer of the Company, any director or director nominee of the Company, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.
     The policy requires our Audit Committee to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee is to (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or the proposed material amendment to such transaction, and (ii) determine that the related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management shall recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. After review, the Audit Committee shall approve or disapprove such transactions and any material amendments to such transactions.
     During 2006, Frederic Auberty, Toreador’s Vice President — International Operations, and a stepson of William I. Lee, a Toreador director, received a salary of $155,000 and is scheduled to receive an annual salary in 2007 of $157,500. In addition, Herschel Sanders, Toreador’s Vice President — Land, and son of HR Sanders, Jr., a Toreador director, received a salary of $155,000 and is scheduled to receive an annual salary in 2007 of $162,700. Because our written related party transaction policy was not in place in 2006 or early 2007, neither transaction was approved in accordance with such policy. However, the Audit Committee has subsequently ratified both transactions in accordance with the policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of Toreador, and persons who own more than ten percent of the common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and persons who own more than ten percent of the common stock are required by SEC regulations to furnish Toreador with copies of all Section 16(a) forms they file.
     To Toreador’s knowledge, based solely on a review of the copies of such reports furnished to Toreador and written representations that no other reports were required, during the year ended December 31, 2006, Toreador complied with all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders except: Mr. David Brewer (3 late filings/4 late transactions); Mr. Campise (1 late filing/1 late transaction); Mr. FitzGerald (1 late filing/1 late transaction); Mr. Graves (1 late filing/1 late transaction); Mr. Lovett (2 late filings/1 late transaction); Mr. Rostow (1 late filing/1 late transaction); Mr. Weir (2 late filings/3 late transactions); and Mr. Williamson (1 late filing/1 late transaction).

CODE OF CONDUCT
     Toreador has adopted a Code of Ethical Conduct and Business Practices applicable to all directors, officers and employees of Toreador, including our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer. The text of the Code of Ethical Conduct and Business Practices is posted on our website at www.toreador.net.
STOCKHOLDERS’ PROPOSALS
     It is currently contemplated that Toreador’s 2008 Annual Meeting of Stockholders will take place on May 15, 2008. Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders, and who wishes to have a proposal included in Toreador’s proxy statement for that meeting, must deliver the proposal to Toreador’s Secretary at Toreador’s offices in Dallas, Texas, for receipt not later than January 12, 2008. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the SEC will be considered untimely after February 14, 2008. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.
ANNUAL REPORT AND FINANCIAL STATEMENTS
     A record of Toreador’s activities is contained in the enclosed 2006 Annual Report to stockholders.
By Order of the Board of Directors,
John Mark McLaughlin
Chairman of the Board of Directors

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

          PROXY
TOREADOR RESOURCES CORPORATION
4809 COLE AVENUE
SUITE 108
DALLAS, TEXAS 75205
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING ON JUNE 14, 2007
     The undersigned hereby constitutes and appoints Nigel J. Lovett and Douglas W. Weir, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Toreador Resources Corporation held of record by the undersigned on April 17, 2007, at the Annual Meeting of Stockholders to be held at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 2900, Dallas, Texas 75202, on Thursday, June 14, 2007, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated April 27, 2007 and the proxy statement accompanying such notice.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON, LLP AS INDEPENDENT AUDITORS FOR 2007 AND (III) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.
     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
(Continued, and to be marked, dated and signed, on the other side)

TOREADOR RESOURCES CORPORATION

■ ■ ■	You can now vote your shares electronically through the Internet or the telephone.
This eliminates the need to return the proxy card.
Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.voteproxy.com
Have your proxy card in hand when you access the above web site. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.
TO VOTE YOUR PROXY BY PHONE
1-800-776-9437
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instruction to vote your shares.
PLEASE DO NOT RETURN THE CARD BELOW IF VOTED
ELECTRONICALLY
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this	☒

1.	Election of Directors

		FOR all nominees	WITHHOLD
	01 Alan Bell, 02 David M. Brewer, 03 Herbert L. Brewer, 04 Peter L. Falb, 05 William I. Lee, 06 Nigel J. Lovett, 07 John Mark McLaughlin, 08 Nicholas Rostow, 09 HR Sanders, Jr., 10 Herbert C. Williamson III	listed to the left (except as marked to the contrary below) ☐	AUTHORITY to vote for all nominees listed to the left ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	Ratification of the selection of Grant Thornton, LLP as independent auditors for the year 2007.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE -ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

SIGNATURE(S)                                                                                                    DATE:
NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such